UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Altria Group, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

2019 Notice of Annual Meeting of Shareholders and Proxy Statement

6601 West Broad Street Richmond, Virginia 23230

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2019 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 16, 2019 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219.

At this year’s meeting, we will vote on the election of 11 directors, the ratification of the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm and, if properly presented, two shareholder proposals. We will also conduct a non-binding advisory vote on the compensation of Altria’s named executive officers. We will report on our business, and shareholders will have an opportunity to ask questions.

To attend the meeting, an admission ticket and government-issued photo identification are required. To request an admission ticket, please follow the instructions on page 73 (Question 17). One immediate family member who is 21 years of age or older may accompany a shareholder as a guest.

Under the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders over the Internet, we mail to many shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We believe this expedites shareholders receiving proxy materials, lowers costs and conserves natural resources. The Notice of Internet Availability explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

Your vote is very important. I encourage you to complete, sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

April 4, 2019

Sincerely,

For further information about the 2019 Annual Meeting, please call 1-804-484-8838
Howard A. Willard III Chairman and Chief Executive Officer

Notice of 2019 Annual Meeting of Shareholders of Altria Group, Inc.

Date and Time
Thursday, May 16, 2019 at 9:00 a.m., Eastern Time

Place
The Greater Richmond Convention Center 403 North 3rd Street Richmond, Virginia 23219

Who can vote
You are entitled to vote if you were a shareholder of record at the close of business on March 25, 2019.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 16, 2019
Altria’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available, free of charge, at www.altria.com/proxy.

Items of Business		Board Recommendation
1)	To elect as directors the 11 nominees named in the accompanying Proxy Statement.	FOR each director nominee
2)	To ratify the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR
3)	To hold a non-binding advisory vote to approve the compensation of Altria’s named executive officers.	FOR
4)	To vote on two shareholder proposals, if properly presented at the meeting.	AGAINST each shareholder proposal

Shareholders will also transact other business properly coming before the meeting.

Voting
We strongly encourage you to participate in the meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to vote.

Meeting Admission
If you plan to attend the meeting, you must request an admission ticket in advance. To request an admission ticket, please follow the instructions on page 73 (Question 17) of the accompanying Proxy Statement.

2018 Annual Report
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 accompanies this Proxy Statement.

Date of Distribution
This Notice, the Proxy Statement and proxy card are first being made available or mailed to shareholders on or about April 4, 2019.

By Order of the Board of Directors,

W. Hildebrandt Surgner, Jr.
Vice President, Corporate Secretary
and Associate General Counsel
April 4, 2019
Richmond, Virginia

Proxy Statement – Table of Contents

Proxy Statement Summary	i
Voting Matters and Board Recommendations	i
Casting Your Vote	i
2018 Business Highlights	ii
Board Nominees	iv
Corporate Governance Highlights	v
Shareholder Engagement	vi
Executive Compensation Highlights	vi
Executive Compensation Framework	vi
2018 Program Highlights	vii

Board and Governance Matters	1
Board and Committee Governance	1
Board Practices and Policies	8
Director Compensation	10
Altria Board of Directors	12
Proposal 1 Election of Directors	16
2019 Director Nominee Biographies and Qualifications	16

Audit Committee Matters	22
Annual Evaluation and Selection of Independent Registered Public Accounting Firm	22
Independent Registered Public Accounting Firm’s Fees	22
Pre-Approval Policy	23
Audit Committee Report for the Year Ended December 31, 2018	23
Proposal 2 Ratification of the Selection of Independent Registered Public Accounting Firm	24

Executive Compensation	25

Shareholder Proposals	61
Proposal 4 Shareholder Proposal Regarding Reducing and Disclosing Nicotine Levels in Cigarette Brands	61

Proposal 5 Shareholder Proposal Regarding Disclosure of Lobbying Policies and Practices	63
Ownership of Equity Securities of Altria	65
Directors and Executive Officers	65
Certain Other Beneficial Owners	66
Section 16(a) Beneficial Ownership Reporting Compliance	66

Related Person Transactions and Code of Conduct	67
Questions and Answers about the 2019 Annual Meeting and Voting	68
Questions and Answers about Communications, Altria Documents and Shareholder Proposals	75
Other Business	77
Annex A — Altria Group, Inc. Non-GAAP Financial Measures	A-1
Altria Group, Inc. 2019 Annual Meeting of Shareholders Pre-Registration Form

www.altria.com

Proxy Statement Summary

This summary highlights information about Altria Group, Inc. (“Altria,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for Altria’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting” or the “meeting”). This summary does not contain all the information that you should consider in voting your shares. You should read the entire Proxy Statement carefully before voting.

Voting Matters and Board Recommendations

Proposal 1	Proposal 2	Proposal 3	Proposal 4	Proposal 5

Election of Directors	Ratification of the Selection of Independent Registered Public Accounting Firm	Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers	Shareholder Proposal Regarding Reducing and Disclosing Nicotine Levels in Cigarette Brands	Shareholder Proposal Regarding Disclosure of Lobbying Policies and Practices

The Board recommends a vote FOR each nominee.	The Board recommends a vote FOR this Proposal.	The Board recommends a vote FOR this Proposal.	The Board recommends a vote AGAINST this Shareholder Proposal.	The Board recommends a vote AGAINST this Shareholder Proposal.

See page 16.	See page 24.	See page 60.	See page 61.	See page 63.

Casting Your Vote

How to Vote

Internet	Mobile Device	Telephone	Mail	In Person
If your shares are registered in your name with Computershare, Altria’s transfer agent (Record Holders), or you are voting shares held through Employee Benefit Plans			Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided.	For instructions on attending the 2019 Annual Meeting in person, please see Question 17 on page 73. Tickets are required for admission.
www.envisionreports.com/altria	Scan the QR Code above to vote using your mobile device.	Within the United States, U.S. Territories and Canada, call toll-free: 1-800-652-VOTE (8683).
If you hold your shares through a broker, bank or other nominee (Street Name Holders)
www.proxyvote.com	Refer to voting instruction form for instructions on how to vote using your mobile device or to vote by telephone.

Altria Group, Inc. – Proxy Statement	i

PROXY STATEMENT SUMMARY

2018 Business Highlights

Altria had excellent performance in 2018, and we continued to reward shareholders by returning a significant amount of cash through dividends. We also took proactive steps that we believe uniquely position Altria for long-term success through investments in fast-growing, adjacent categories. Highlights from 2018 include the following:

■	We continued to deliver against our long-term financial goals of growing adjusted diluted earnings per share (“EPS”) (1) at an average annual rate of 7% to 9% and maintaining a dividend payout ratio target of approximately 80% of our adjusted diluted EPS.
■	Full-year adjusted diluted EPS, which excludes the impact of special items, grew 17.7%.
■	We paid approximately $5.4 billion in dividends in 2018. Our Board of Directors (“Board of Directors” or “Board”) raised the regular quarterly dividend twice in 2018. Combined, Altria’s dividend per share grew 21.2% last year.
■	In 2018, we repurchased approximately $1.67 billion of our shares, at an average price of $60.00 per share.

Adjusted Diluted EPS (12/31/15 - 12/31/18)	Dividend Payments ($ millions)	Share Repurchases ($ millions)

■	Our core tobacco businesses delivered consistent results against their strategies, while making additional investments to strengthen their businesses for the long term.
■	The strategy for the smokeable products segment is to maximize income while maintaining momentum on Marlboro and Black & Mild over time across key brand metrics, including equity, demographics, profitability and retail share. Philip Morris USA Inc. (“PM USA”) stabilized Marlboro retail share, which remained unchanged compared to fourth quarter 2017.
■	The smokeless products segment grew adjusted operating companies income (“OCI”) (2) by 7.5%. The smokeable products segment’s adjusted OCI declined slightly by 0.8%.
■	In wine, Ste. Michelle Wine Estates Ltd.’s (“Ste. Michelle”) adjusted OCI declined by 28.8%, primarily driven by higher costs and lower shipment volumes. Ste. Michelle was impacted by the decline of the premium wine category.

(1)	Adjusted diluted EPS is a financial measure not consistent with generally accepted accounting principles in the United States (“GAAP”). See Annex A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)	Adjusted OCI is a financial measure not consistent with GAAP. See Annex A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

ii	www.altria.com

PROXY STATEMENT SUMMARY

Smokeable Adjusted OCI ($ millions)	Smokeless Adjusted OCI ($ millions)	Wine Adjusted OCI ($ millions)

■	In e-vapor, we announced in December 2018 the discontinuation of production and distribution of all e-vapor products based upon the current and expected financial performance of these products, coupled with regulatory restrictions that burden its ability to quickly improve these products.
■	In heat-not-burn, PM USA continued to build its commercialization plans for IQOS, which it will have the exclusive right to sell in the U.S. upon U.S. Food and Drug Administration (“FDA”) authorization.
■	In December 2018, we announced strategic investments in JUUL Labs, Inc. (“JUUL”), the U.S. leader in e-vapor, and Cronos Group Inc. (“Cronos”), a leading global cannabinoid company, that we expect will give us exposure to new growth opportunities and further diversify our future income streams.

For more information regarding our 2018 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (“2018 Form 10-K”).

(3)	As a result of the January 1, 2018 adoption of Accounting Standards Update No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, certain immaterial prior-year OCI amounts have been restated.

Altria Group, Inc. – Proxy Statement	iii

PROXY STATEMENT SUMMARY

Board Nominees

You are being asked to vote on the following 11 nominees for director. All directors are elected annually by a majority of the votes cast. Information about each director’s experiences, qualifications and skills can be found beginning on page 16.

					Board Committee Membership (1)
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	EC	FC	IC	NC
John T. Casteen III	75	2010	President Emeritus, University of Virginia	Yes	■	■			■
Dinyar S. Devitre	71	2008	Former Chief Financial Officer, Altria Group, Inc.	Yes			■	Chair	■	■
Thomas F. Farrell II (2)	64	2008	Chairman, President and Chief Executive Officer, Dominion Energy, Inc.	Yes		■	■			■
Debra J. Kelly-Ennis	62	2013	Retired President and Chief Executive Officer, Diageo Canada, Inc.	Yes	■				■	■
W. Leo Kiely III	72	2011	Retired Chief Executive Officer, MillerCoors LLC	Yes		Chair	■	■	■
Kathryn B. McQuade	62	2012	Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited	Yes	■	■	■			Chair
George Muñoz	67	2004	Principal, Muñoz Investment Banking Group, LLC and Partner, Tobin & Muñoz	Yes	Chair		■	■		■
Mark E. Newman	55	2018	Senior Vice President and Chief Financial Officer, The Chemours Company	Yes	■			■
Nabil Y. Sakkab	71	2008	Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company	Yes			■	■	Chair	■
Virginia E. Shanks	58	2017	Strategic Advisor, Penn National Gaming, Inc.	Yes	■	■			■
Howard A. Willard III	55	2018	Chairman and Chief Executive Officer, Altria Group, Inc.	No			Chair
(1)	AC	Audit Committee	FC	Finance Committee
	CC	Compensation Committee	IC	Innovation Committee
	EC	Executive Committee	NC	Nominating, Corporate Governance and Social Responsibility Committee
	■	Member
(2)	Presiding Director

iv	www.altria.com

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Board Independence and Composition
■10 of our 11 director nominees are independent
■Independent presiding director with clearly defined duties, including being available for consultation and communication if requested by major shareholders
■All NYSE-required Board committees consist solely of independent directors
■Independent Committee Chairs
■Regular executive sessions of independent directors
■Resignation policy for directors who fail to receive majority support in an uncontested election
■Director retirement guidelines
■Board diversity from various perspectives

Board Performance
■At least 95% Board and Committee meeting attendance in 2018 by all directors
■100% director attendance at our 2018 Annual Meeting of Shareholders (“2018 Annual Meeting”)
■Significant Board oversight of strategic plan development and execution
■Significant Board oversight of key risk areas and our risk management processes
■Board participation in executive succession planning
■Updates to the Board on investor perspectives and engagement
■Board review of voting results on all shareholder proposals
■Annual Board and Committee self-evaluation
■Comprehensive new director orientation

Shareholder Rights
■Annual election of directors
■Directors elected by majority voting except in contested elections
■One share, one-vote standard
■Proxy access with market terms
■No shareholder rights plan or “poison pill”

Policies, Programs and Guidelines
■Comprehensive Code of Conduct and Corporate Governance Guidelines
■Robust political activity disclosure and compliance program
■Corporate Responsibility Progress Report that addresses our responsibility priorities, progress against our goals and sustainability initiatives
■Compensation “clawback” policy
■Stock ownership and holding requirements for directors and executive officers
■Policies prohibiting hedging and pledging of our shares by directors and executive officers

We believe the foregoing practices are well aligned with the Investor Stewardship Group’s corporate governance framework for U.S. listed companies.

Altria Group, Inc. – Proxy Statement	v

PROXY STATEMENT SUMMARY

Shareholder Engagement

We value our shareholders’ perspectives on our businesses and each year engage with shareholders through various activities.

2018 shareholder engagement included:

■Three investor conferences
■Numerous individual investor meetings and calls to engage on a variety of topics such as:
■business performance
■company strategies
■environmental, social and corporate governance matters, including executive compensation
■the regulatory environment
■Our 2018 Annual Meeting
We value the shareholder perspectives that we gain through these activities.

Shareholders may access investor information about Altria through our website at www.altria.com/investors and through the Altria Investor App. For questions concerning Investor Relations, please call 804-484-8222 or e-mail us from the Contact Us section on our website (www.altria.com/ContactUs).

Executive Compensation Highlights

Executive Compensation Framework

In 2018, the total direct compensation of our executive officers named in the Summary Compensation Table on page 47 (“named executive officers” or “NEOs”) consisted of the following elements:

Element	Description
Base Salary	Fixed cash compensation based on role at Altria.
Annual Cash Incentive	Cash-based incentive plan based on prior year’s financial and strategic goals and individual performance.
Long-Term Cash Incentive	Cash-based incentive plan based on three-year financial and strategic goals and individual performance.
Long-Term Equity Incentive	Restricted stock unit (“RSUs”) and performance stock unit (“PSUs”) awards based on prior year’s individual performance and advancement potential. PSU payout amount tied to three-year financial goals.

vi	www.altria.com

PROXY STATEMENT SUMMARY

2018 Program Highlights

Annual incentive awards for our NEOs reflect our business performance in a year of both business and Chief Executive Officer (“CEO”) transition.	NEOs received a mix of 60% RSUs and 40% PSUs. Together, PSUs and our cash Long-Term Incentive Plan (“LTIP”) deliver over 60% of our NEOs’ target long-term incentives in forms that are performance-based.

At the 2018 Annual Meeting, over 94% of the votes cast approved on an advisory basis the compensation of our NEOs, demonstrating strong alignment of shareholder interests with our executive compensation program and philosophy.

Key Governance Features of Our Executive Compensation Program

The following summary highlights our commitment to executive compensation practices that align the interests of our executives and shareholders:

What We Do

Pay for Performance
A significant portion of our NEOs’ compensation is at-risk variable compensation. Annual and long-term cash incentives and a significant portion of equity compensation are tied to performance measures.
Multiple Performance Metrics
Variable compensation is based on more than one measure to encourage balanced incentives.
Stock Holding and Ownership Requirements
All NEOs exceed our robust stock ownership requirements.
“Clawback” Provisions
Our policy provides for the adjustment or recovery of compensation in certain circumstances.
Award Caps
All our variable compensation plans have caps on plan formulas.
Below Average Share Utilization
We have below average run rates for equity compensation, as compared to S&P 500 companies.
Tally Sheets
We provide our Compensation Committee tally sheets at least annually as part of making individual compensation decisions for our NEOs.
Confidentiality & Non-Compete Agreements
All NEOs are subject to confidentiality and non-compete agreements.

What We Don’t Do

No Excessive Perquisites
Perquisites represent less than 2% of our active NEOs’ compensation.
No Single-Trigger Change in Control
Our shareholder-approved 2015 Performance Incentive Plan includes a double-trigger change in control provision.
No Individual Supplemental Executive Retirement Plans
No Hedging or Pledging
We do not permit our executive officers to engage in either hedging or pledging activities with respect to their Altria shares.
No Employment Agreements
All our NEOs are employed at-will.
No Tax Gross-Ups on Compensation
We do not pay tax gross-ups to our executive officers.
No Share Recycling

Altria Group, Inc. – Proxy Statement	vii

Board and Governance Matters

Board and Committee Governance

Board Responsibility

The primary responsibility of our Board is to foster our long-term success. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of Altria and our shareholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for our day-to-day operations.

Our Board’s Oversight Role

Strategic Oversight

Our Board actively oversees the development and execution of our strategies. These strategies encompass both financial and operational strategies related to our operating companies and their products, as well as strategies focused on legal and regulatory matters, public policy and engagement, innovation, talent development and executive succession, and strategic investments. Over the course of the year, including during multi-day meetings focused on strategy and long-term planning, management and our Board discuss the development and execution of our strategic plans as well as events that bear upon those plans. Our Board further monitors strategic execution through standing presentations at regular Board and Committee meetings and communications from management in between meetings.

Our Board spends several days each year reviewing our strategies and discussing them with management.

Risk Oversight

Our Board believes it has in place effective processes to identify and oversee the material risks facing Altria and our businesses and that these processes are consistent with, and provide additional support for, the current leadership structure of our Board. Our Board, both acting as a full Board and through its Committees, plays an important oversight role in our risk management processes. Regular Board and Committee meetings cover several days. Management from Altria and our subsidiaries and business functions attend each meeting. These meetings, along with periodic site visits and, as appropriate, communications between Board meetings, allow our Board to discuss with senior and mid-level management the operational risks facing the businesses of our subsidiaries.

Our enterprise risk management process helps us identify, prioritize and manage risks that have the potential to present the most significant obstacles to achieving business objectives. Management reports annually to our Board on this process.

Our Board, directly or through its Committees, also oversees management of the following risk areas:

■	Legal, Compliance and Regulatory Risk: Our Board, both directly and through the Audit Committee, receives regular updates on various legal, compliance and regulatory matters, such as developments in litigation, compliance risks and our compliance program, and developments related to FDA regulation of certain of our subsidiaries. In addition, regular updates to the Audit Committee by our Chief Compliance Officer and Corporate Audit personnel provide insight into our risk assessment and risk management policies and processes.

Altria Group, Inc. – Proxy Statement	1

BOARD AND GOVERNANCE MATTERS

■

Financial and Accounting Risk: The Finance and Audit Committees oversee our management of financial, accounting, internal controls and liquidity risks through interaction at each meeting with the Chief Financial Officer, management from our financial, accounting, auditing and treasury functions (as appropriate) and, for the Audit Committee, representatives from our independent registered public accounting firm.

■

Reputational and Governance Risk: Through its interaction with business functions responsible for our public policy and societal alignment activities and strategies, the Nominating, Corporate Governance and Social Responsibility Committee oversees the ways in which we manage public policy and reputational risk, including environmental and social risk. The Nominating, Corporate Governance and Social Responsibility Committee also oversees risks related to Board organization, membership and structure and other corporate governance matters.

■	Executive Compensation Program Risk: The Compensation Committee considers the extent to which the executive compensation program may create risk for us (see page 45 for a more detailed description).
■

Technology, Intellectual Property and Research and Product Development Risk: The Innovation Committee oversees our management of the risks associated with technology, research and product development, including intellectual property.

■

Cybersecurity Risk: The Audit Committee oversees our cybersecurity program and management of the associated risks. The Committee receives regular updates from our Chief Information Security Officer on cybersecurity matters and our risk management program.

2	www.altria.com

BOARD AND GOVERNANCE MATTERS

Corporate Responsibility Oversight

The Nominating, Corporate Governance and Social Responsibility Committee oversees our efforts to identify, evaluate and understand the environmental, social and governance issues that present risks and opportunities for our businesses and our policies and programs designed to address those risks and opportunities.

We approach corporate responsibility by understanding our stakeholders’ perspectives, aligning business practices where appropriate and measuring and communicating our progress. We focus in particular on four corporate responsibility priorities that we believe are important to our stakeholders and key to our continued success.

Reducing the Harm of Tobacco Products	Marketing Responsibly	Managing Our Supply Chain Responsibility	Developing Our Employees and Culture
Develop tobacco products that may offer lower risk for adult tobacco consumers and engage the FDA constructively about them
Support programs that help reduce underage tobacco use
Provide access to expert quitting information for those who have decided to quit
	Build relationships between brands and their adult consumer audiences while taking steps designed to limit reach to unintended audiences	Work with diverse, high-quality suppliers to innovate and address societal issues within the supply chain	Develop high-performing and engaged employees who help us continue to deliver superior results in the future

In addition, we have set long-term goals to reduce our environmental impact. Our companies play an active role in protecting our natural resources and reducing our environmental impact. We understand the affect our companies may have on our environment, including changes to water quality and availability and climate change, as well as the effect these changes have on our companies.

We also make significant investments in our communities through cash and in-kind contributions to non-profit organizations, including through employee volunteering. Our goal is to strengthen our communities by helping charitable organizations find long-lasting solutions to common issues that matter most to our businesses, employees and communities.

More information about our priorities and progress against our goals can be found in our most recent Corporate Responsibility Progress Report, which is available on our website at www.altria.com/responsibility.

Talent Development and Culture Oversight

We recognize the importance of doing business the right way. We believe culture influences employee actions and decision-making. This is why we dedicate resources to promote a vibrant, inclusive workplace; attract and develop talented, diverse employees; promote a culture of compliance and integrity; and reward and recognize employees for shaping our future, growing people and teams, delivering winning results and acting consistent with our Values.

Because we operate in highly regulated and dynamic industries that are changing and growing more complex, we seek employees who give us a talent advantage. We equip employees to meet new challenges by fostering a culture that emphasizes diversity and inclusion, thinking and acting innovatively and simplifying work. Through these efforts, we pursue our employee goal of developing high performing and engaged employees who will help us continue to deliver superior results in the future. Our Board, with support of our Compensation Committee, oversees initiatives, programs, policies and processes related to talent development, compensation, and culture and the associated company strategies.

Altria Group, Inc. – Proxy Statement	3

BOARD AND GOVERNANCE MATTERS

Board Leadership Structure and Governance

Our Board believes that it is important to retain the flexibility to allocate the responsibilities of the Chairman and the CEO in a way that it considers to be in the best interests of Altria and our shareholders. After due consideration by the Nominating, Corporate Governance and Social Responsibility Committee and our Board, our Board has concluded that presently combining the roles of Chairman and CEO is in the best interests of Altria and our shareholders. Our Mission is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. Our Board believes that the combination of the roles of Chairman and CEO promotes the pursuit of our Mission by allowing the senior-most executive with accountability for our day-to-day operations and execution of our strategic plan, who also possesses significant business, regulatory and industry knowledge, to set Board meeting agendas (in consultation with the Presiding Director), to lead the related discussions and to communicate with one voice to employees, shareholders and other stakeholders. Our Board considers this an effective and efficient structure that is particularly appropriate for us given the unique challenges that we have faced and continue to face in our businesses, particularly domestic tobacco, and the enhanced regulatory environment. We have a strong and experienced independent Presiding Director, Thomas F. Farrell II. Mr. Farrell promotes dialogue among independent members of our Board and directly, clearly and regularly communicates the views of our Board to management. Moreover, our independent directors convene at each Board meeting in an executive session led by the Presiding Director.

Our Board’s strict adherence to sound corporate governance practices, as reflected in our Corporate Governance Guidelines, has promoted, and continues to promote, the effective and independent exercise of Board leadership for Altria and our shareholders.

Responsibilities of Our Presiding Director
■Preside over executive sessions of the independent directors and at all meetings at which the Chairman is not present
■Call meetings of the independent directors as he or she deems necessary
■Serve as a liaison between the Chairman and the independent directors
■Together with the Chairman, approve agendas and schedules for Board meetings
■Advise the Chairman of our Board’s informational needs and, where appropriate, approve information sent to our Board
■Together with the Chair of the Compensation Committee, communicate goals and objectives to the CEO and the results of the evaluation of the CEO’s performance
■Be available for consultation and communication if requested by major shareholders

Committees of Our Board of Directors

Our Board has established various standing Committees to assist it with the performance of its responsibilities. Our Board elects the members of these Committees and the Committee Chairs annually at its organizational meeting following our annual meeting of shareholders, based on the recommendations of the Nominating, Corporate Governance and Social Responsibility Committee. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings. After each meeting, each Committee provides a full report to our Board.

4	www.altria.com

BOARD AND GOVERNANCE MATTERS

Our Board has adopted written charters for each of these Committees. These charters are available on our website at www.altria.com/governance. The following table summarizes the primary responsibilities of the Committees:

Audit Committee
2018 Meetings	Independent Chair
7	George Muñoz
Report	Other Members (all independent)
See page 23.	John T. Casteen III	Kathryn B. McQuade	Virginia E. Shanks
	Debra J. Kelly-Ennis	Mark E. Newman
The Audit Committee assists our Board in its oversight of (i) the integrity of our financial statements and financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of our independent registered public accounting firm, (iii) the internal auditors and the internal audit function, (iv) our risk assessment and risk management policies and practices and (v) our compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee report that the rules of the U.S. Securities and Exchange Commission (“SEC”) require us to include in our proxy statement. See pages 22 to 23 for further matters related to the Audit Committee, including its report for the year ended December 31, 2018.

The Audit Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange (“NYSE”) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that all members of the Audit Committee are financially literate and that Messrs. Muñoz and Newman and Ms. McQuade are “audit committee financial experts” within the meaning set forth in the regulations of the SEC.

Compensation Committee
2018 Meetings	Independent Chair
5	W. Leo Kiely III
Report	Other Members (all independent)
See page 26.	John T. Casteen III	Kathryn B. McQuade
	Thomas F. Farrell II	Virginia E. Shanks
The Compensation Committee determines and approves CEO compensation and reviews and approves the compensation of our other executive officers, including salary, annual incentive awards and long-term incentive awards. The Compensation Committee also oversees the development of executive succession plans and evaluates and makes recommendations to our Board regarding potential CEO candidates. In addition, the Compensation Committee evaluates the design and effectiveness of our incentive programs and monitors risks related to such design. See pages 26 to 46 for further matters related to the Compensation Committee, including a discussion of its procedures and its report.

The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE and non-employee directors for the purposes of Rule 16b-3 of the Exchange Act.

Altria Group, Inc. – Proxy Statement	5

BOARD AND GOVERNANCE MATTERS

Executive Committee
2018 Meetings	Chair
0	Howard A. Willard III
Other Members (all independent)
	Dinyar S. Devitre	W. Leo Kiely III	George Muñoz
	Thomas F. Farrell II	Kathryn B. McQuade	Nabil Y. Sakkab
The Executive Committee has authority to act for our Board during intervals between Board meetings to the extent permitted by law.

Finance Committee
2018 Meetings	Independent Chair
5	Dinyar S. Devitre
Other Members (all independent)
	W. Leo Kiely III	Mark E. Newman
	George Muñoz	Nabil Y. Sakkab
The Finance Committee monitors our financial condition, oversees the sources and uses of cash flow and advises our Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

Innovation Committee
2018 Meetings	Independent Chair
3	Nabil Y. Sakkab
Other Members (all independent)
	John T. Casteen III	Debra J. Kelly-Ennis	Virginia E. Shanks
	Dinyar S. Devitre	W. Leo Kiely III
The Innovation Committee assists our Board in its oversight of the strategic goals and objectives of our subsidiaries’ innovation and marketing strategies, consumer/market understanding and brand plans, technological initiatives and research, development and engineering programs.

6	www.altria.com

BOARD AND GOVERNANCE MATTERS

Nominating, Corporate Governance and Social Responsibility Committee
2018 Meetings	Independent Chair
4	Kathryn B. McQuade

Other Members (all independent)
	Dinyar S. Devitre	Debra J. Kelly-Ennis	Nabil Y. Sakkab
	Thomas F. Farrell II	George Muñoz

The Nominating, Corporate Governance and Social Responsibility Committee identifies individuals qualified to become Board members consistent with the criteria established by our Board and described in our Corporate Governance Guidelines, and recommends a slate of nominees for election at each annual meeting of shareholders; makes recommendations to our Board concerning the appropriate size, function, needs and composition of our Board and its Committees; reviews non-employee director compensation and recommends any changes in compensation to our Board; advises our Board on corporate governance matters; oversees the annual Board and Committee self-evaluation process; and provides oversight of our public affairs, corporate reputation and societal alignment strategies.

The Nominating, Corporate Governance and Social Responsibility Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE.

Board Meetings and Attendance

8 meetings in 2018	95% attendance
Our Board holds 6 regular meetings a year, with special meetings occurring when necessary. 2018 Regular Board Meetings:	During 2018, all directors attended at least 95% of the aggregate number of meetings of our Board and of all Committees on which they served during their respective terms of service. In addition, all directors attended the 2018 Annual Meeting.

Our Board’s organizational meeting follows our annual meeting of shareholders. Our Board meets in executive session at every in-person Board meeting, which is followed by a session of only independent directors led by the Presiding Director. Directors are expected to attend Board meetings, meetings of the Committees of our Board on which they serve and our annual meeting of shareholders, with the understanding that on occasion a director may be unable to attend a meeting.

Altria Group, Inc. – Proxy Statement	7

BOARD AND GOVERNANCE MATTERS

Board Practices and Policies

Board and Committee Self-Evaluations

Our Board assesses annually its effectiveness and that of its Committees in advancing our Mission. The Nominating, Corporate Governance and Social Responsibility Committee oversees the evaluation process.

Format	Topics	Presentation of Findings	Feedback Incorporated
The Nominating, Corporate Governance and Social Responsibility Committee determines the format of the evaluations, which may include interviews conducted by the Presiding Director, interviews conducted by the Chair of the Nominating, Corporate Governance and Social Responsibility Committee, interviews conducted by an independent third party or written surveys.

Self-evaluation topics generally include, among other matters:
■Board composition and structure
■Meeting topics and process
■Information flow
■Board oversight of risk management and strategic planning
■Succession planning
■Access to management

The Nominating, Corporate Governance and Social Responsibility Committee presents to our Board the results of the self-evaluations. Our Board discusses the results to identify opportunities to enhance effectiveness.
Our Board implements enhancements and other modifications, as appropriate, identified during the self-evaluations.

Examples of actions our Board has taken in recent years in response to the annual evaluation process include enhanced information flow, such as additional pre-meeting materials, and expanded discussions of corporate strategy.

Board Succession Planning

The Nominating, Corporate Governance and Social Responsibility Committee has the primary responsibility for developing a succession plan for our Board. Using tools such as the annual Board and Committee self-evaluations and our Board retirement policy, it periodically reviews our Board composition and, as further discussed on page 12, identifies the appropriate mix of experiences, skills, attributes and tenure for our Board as a whole in light of our strategies and needs with the objective of recommending a group of directors that can best continue our success and represent shareholder interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service consideration. See “Process for Nominating Directors” and “Board Composition and Board Diversity” on pages 12 and 13 for a further discussion of our Board composition.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from directors, shareholders, management and others, including from time to time executive search and board advisory firms. The Committee does not distinguish between nominees recommended by shareholders and other nominees. Shareholders wishing to suggest candidates to the Nominating, Corporate Governance and Social Responsibility Committee for consideration as directors must submit a written notice to our Corporate Secretary following the procedures set forth in this Proxy Statement under “Questions and Answers about Communications, Altria Documents and Shareholder Proposals – How do I communicate with our Board of Directors?” on page 75. Our By-Laws set forth the procedures that a shareholder must follow to nominate directors. The procedures are summarized under the same section in response to the question “How can a shareholder nominate a director or submit a proposal for next year’s annual meeting?” on page 75.

8	www.altria.com

BOARD AND GOVERNANCE MATTERS

Board Retirement Guidelines

Our Board has adopted retirement guidelines that require a director who will have attained the age of 75 as of the date of the next annual meeting to tender his or her written resignation to our Board at least six months prior to such annual meeting. If our Board determines that continued service by the director is in the best interests of Altria and our shareholders, our Board has the discretion not to accept the resignation. As required under the retirement guidelines, Mr. Casteen tendered his resignation to our Board in October 2018; after due consideration, our Board did not accept his resignation on the basis that his continued service is in the best interests of Altria and our shareholders.

CEO Succession and Advancement Planning

Our Board believes that senior executive advancement and succession is one of its most important responsibilities. The Compensation Committee is responsible for overseeing the development and furtherance of executive succession plans, evaluating and making recommendations to our Board regarding potential candidates to become CEO, and evaluating and approving candidates to fill other senior executive positions.

CEO Succession Planning	Leadership Succession Planning	The succession planning process gives the Board critical insights into our talent pool.

At least annually, the Chairman and CEO meets with the Compensation Committee and our Board to discuss CEO succession planning (including specific candidates).

The Compensation Committee also considers the procedure for the timely and efficient transfer of CEO responsibilities in the event of an emergency or the sudden incapacity, departure or death of the Chairman and CEO.

The Chairman and CEO meets with the Compensation Committee at least annually to discuss the performance of key members of our senior management and their respective succession plans. These matters are regularly communicated to our Board by the Chair of the Compensation Committee. In addition, our Board has exposure to succession candidates (CEO and otherwise) from across our companies through presentations, site visits and other events.

Director Education

Upon election to our Board, new directors participate in a multi-day comprehensive on-boarding process. They are introduced to the operational aspects of our businesses, key issues facing Altria and our Board governance processes. New directors meet individually with various members of management and visit key facilities as part of the on-boarding program.

In addition to regular updates on our strategies and developments in our businesses, we provide our Board with information regarding governance, legal responsibilities and compliance matters through regularly scheduled presentations at Board meetings and, as needed, supplementary reports and materials. Directors also periodically visit our companies’ facilities, allowing our directors to interact with different leaders across our companies.

We make available to our Directors third-party director education programs that provide additional perspective on various topics. We provide a list of programs, updated regularly, to our directors. They are also free to choose self-selected educational programs.

Altria Group, Inc. – Proxy Statement	9

BOARD AND GOVERNANCE MATTERS

Governance Guidelines, Policies and Codes

Our Board has adopted Corporate Governance Guidelines. In addition, our Board has adopted a Code of Business Conduct and Ethics for Directors (“Director Code”) that applies to our directors and a policy with regard to reviewing certain transactions in which we are a participant and an officer, director or nominee for director has had or may have a direct or indirect material interest (see page 67 for information about our Policy on Related Person Transactions). These documents are available on our website at www.altria.com/governance. Our Board has also adopted the Altria Code of Conduct (“Code of Conduct”) that applies to all our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Conduct is available on our website at www.altria.com/codeofconduct.

Director Compensation

Our philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. Our Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders. Directors who are employees of Altria receive no additional compensation for service as a director.

The Nominating, Corporate Governance and Social Responsibility Committee periodically reviews the competitiveness of director compensation (taking into account our Compensation Survey Group (“CSG”) described on page 43), considers the appropriateness of the form, mix and amount of director compensation and makes recommendations to our Board concerning such compensation with a view toward attracting and retaining qualified directors.

Components of Compensation

The following table presents the 2018 components of compensation for our non-employee directors:

Type of Compensation	Amount ($)
Annual Cash Board Retainer (1)	110,000
Annual Cash Retainer for Presiding Director	25,000
Annual Cash Retainer for Committee Chairs
Audit	25,000
Compensation	25,000
Finance	15,000
Innovation	15,000
Nominating, Corporate Governance and Social Responsibility	15,000
Annual Cash Committee Membership Retainer	5,000
Annual Equity Award (2)	175,000
(1)	Paid in quarterly installments.
(2)	The annual equity award is in the form of fully vested shares of Altria common stock.

Deferred Fee Plan

A non-employee director may elect to defer all or part of the award of shares of common stock and all or part of his or her cash retainers. Pursuant to the Deferred Fee Plan for Non-Employee Directors, deferred retainers are credited to an unfunded bookkeeping account and may be “invested” in various “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered under the Deferred Profit-Sharing Plan for Salaried Employees and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The non-employee director will receive deferred awards of common stock and cash distributions of deferred retainers either prior to or following termination of service from our Board, as elected by the non-employee director.

10	www.altria.com

BOARD AND GOVERNANCE MATTERS

Matching Gift Program

Non-employee directors are eligible to participate in our Matching Gift Program. This program is available to all employees and non-employee directors. We match eligible donations of a minimum of $25 up to $30,000 per year per employee or non-employee director on a dollar-for-dollar basis to eligible non-profit organizations. In 2018, the following non-employee directors participated in this program: Mr. Casteen, Mr. Devitre, Ms. Kelly-Ennis, Mr. Kiely, Ms. McQuade, Mr. Muñoz and Mr. Newman. The aggregate amount of matching payments for these directors in 2018 was $160,375.

Other

In addition to cash payments, stock awards and matching gifts, non-employee directors are covered under our Business Travel Accident Insurance Plan, which is available generally to all employees.

The following table presents the compensation received by the non-employee directors for service as directors in fiscal year 2018.

Non-Employee Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Gerald L. Baliles (1)	41,401	0	0	41,401
John T. Casteen III	125,000	175,025	30,000	330,025
Dinyar S. Devitre	140,000	175,025	28,728	343,753
Thomas F. Farrell II	145,000	175,025	0	320,025
Debra J. Kelly-Ennis	125,000	175,025	11,750	311,775
W. Leo Kiely III	150,000	175,025	30,000	355,025
Kathryn B. McQuade	140,000	175,025	30,000	345,025
George Muñoz	150,000	175,025	1,000	326,025
Mark E. Newman (2)	110,528	175,025	28,897	314,450
Nabil Y. Sakkab	140,000	175,025	0	315,025
Virginia E. Shanks	125,000	175,025	0	300,025
(1)	Governor Baliles retired from the Board effective May 16, 2018, at the completion of his term.
(2)	Mr. Newman became a director effective February 1, 2018.
(3)	Pursuant to the Stock Compensation Plan for Non-Employee Directors, on May 17, 2018, each non-employee director received 3,165 shares of Altria common stock with an aggregate grant date fair market value of $175,025. The dollar value is slightly higher than $175,000 because the grant is made in whole shares. The fair market value of the shares of $55.30 per share was based on the average of the high and low trading prices of Altria common stock on May 17, 2018.
(4)	All Other Compensation consists of matching gifts paid in 2018 under our Matching Gift Program.

Altria Group, Inc. – Proxy Statement	11

BOARD AND GOVERNANCE MATTERS

Stock Ownership Guidelines for Non-Employee Directors and Prohibition on Hedging and Pledging

Our Board believes that stock ownership guidelines further align the interests of our Board with those of our shareholders. Our non-employee directors are expected to hold shares of our common stock in an amount equal to the lesser of five times the then-current annual cash retainer or 26,000 shares. Directors are expected to reach this ownership level within five years of being elected to Board membership and to hold the requisite number of shares until retirement. The ownership requirement for non-employee directors may be satisfied with all beneficially owned shares, including deferred shares and share equivalents. As of December 31, 2018, all our directors who had served on our Board for five or more years held a sufficient number of shares to satisfy these guidelines.

Our non-employee directors are not permitted to engage in hedging and pledging activities with respect to our stock.

Altria Board of Directors

Our Board currently consists of 11 directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees for director currently serves as a director and was elected by the shareholders at the 2018 Annual Meeting. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 16.

Process for Nominating Directors

The Nominating, Corporate Governance and Social Responsibility Committee works with our Board to determine the appropriate mix of characteristics, skills and experience for our Board. The Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group of directors that can best continue the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

In reviewing nominee candidates, the Committee considers both (i) our Mission to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products and (ii) its four related Mission goals – Invest in People; Drive Positive Change; Deliver Superior Products and Brands; and Create Substantial Value. The Committee has not established any specific minimum qualification standards for nominees to our Board; rather, in evaluating the suitability of individuals for Board membership, the Committee considers the ways in which it believes each individual can assist Altria in pursuing our Mission and advancing one or more Mission goals.

The Committee takes into account many factors, including whether the individual meets requirements for independence and whether the individual will enhance the diversity of views and experiences available to our Board in its operations and oversight of the development and execution of our strategies. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our Board. In addition, the Committee considers whether our Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership, such as the extent of an individual’s other commitments, are set forth in our Corporate Governance Guidelines.

12	www.altria.com

BOARD AND GOVERNANCE MATTERS

Board Composition and Board Diversity

Our Board is committed to reviewing periodically its composition to ensure that it continues to have the right mix of skills, background and tenure. The current composition of our Board is as follows:

Our Board’s composition represents a balanced approach to director tenure, allowing our Board to benefit from the experience of longer-serving directors combined with the perspectives of newer directors.

Commitment to Board Diversity

We are committed to diversity, as reflected in our Mission goals, our Code of Conduct and our leadership development system.

The Nominating, Corporate Governance and Social Responsibility Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by our diversity philosophy in its review and consideration of director nominees. In this regard, our Board and the Committee view diversity holistically. As set forth in our Corporate Governance Guidelines, our Board and the Committee consider, among other factors:

■whether the individual meets the requirements for independence;
■the individual’s general understanding of the various disciplines relevant to the success of a large publicly traded company in today’s global business environment;
■the individual’s understanding of our businesses and markets;
■the individual’s skills, professional expertise and educational background; and
■other factors that promote diversity of views and experiences such as gender, race, national origin, age and sexual orientation.

Altria Group, Inc. – Proxy Statement	13

BOARD AND GOVERNANCE MATTERS

Our Board has a breadth of skills and experiences. As noted in the high level summary below, we believe that our Board has demonstrated leadership in a variety of positions across various professions and industries. The following table is not intended to be an exhaustive list of each of our director’s contributions to our Board as each of them also contributes other important skills, expertise, experience and personal attributes that are not reflected in the chart below.

Skills and Experience
Consumer Products and/or Consumer Marketing
Consumer product leadership is important to Altria because our continued leadership in satisfying evolving adult consumers requires that we market our products effectively and responsibly.		■		■	■			■	■	■	■
Industry Experience in our industries and existing markets is important to understanding industry and market dynamics.		■									■
Regulated Industries Altria operates in highly regulated businesses. To enhance Board oversight of regulatory compliance and engagement, we include directors with experience in regulated industries.		■	■	■	■	■		■	■	■	■
Chief Executive Experience
Directors who serve or have served as a chief executive bring leadership experience in various areas such as strategic planning, financial oversight, executive succession, compliance and risk management.	■		■	■	■		■				■
Financial Expertise, including Chief Financial Officer Experience
Proficiency in finance and financial reporting processes helps our Board monitor and assess Altria’s performance and financial reporting.		■				■	■	■			■
Public Policy
Directors with public policy experience provide valuable insights as Altria’s businesses are subject to an array of federal, state and local regulations and regularly engage with various external stakeholders.	■		■				■				■
Public Company Board Service on other public company Boards promotes efficient and effective Board processes and provides insight into other company corporate governance practices.	■	■	■	■	■	■	■		■		■
Leadership in Innovation
Directors with experience in innovation, product development, and consumer engagement promote effective oversight of product growth opportunities, marketing strategies and capabilities, and other growth strategies.		■		■	■				■		■
Information Technology/Cybersecurity We benefit from directors who can help manage and mitigate key risks, including cybersecurity.						■				■	■

Director Independence Determinations

Under the listing standards of the NYSE, our Board must consist of a majority of independent directors. In making independence determinations, our Board observes NYSE and SEC criteria and considers all relevant facts and circumstances. Our Board has also adopted categorical standards of director independence to further assist it in making these determinations. These standards are set forth in Annex A of our Corporate Governance Guidelines, which are available on our website at www.altria.com/governance.

On the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, our Board has affirmatively determined that each of the following nominees is independent in that such nominee has no material relationship with us: John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Debra J. Kelly-Ennis, W. Leo Kiely III, Kathryn B. McQuade, George Muñoz, Mark E. Newman, Nabil Y. Sakkab and Virginia E. Shanks. In making its recommendation to our Board, the Committee considered the following business relationships and transactions:

14	www.altria.com

BOARD AND GOVERNANCE MATTERS

Business Relationships and Transactions Considered

Mr. Farrell is the Chief Executive Officer of Dominion Energy, Inc. (“Dominion”). A subsidiary of Dominion is a regulated public utility with which Altria or our subsidiaries has a commercial relationship for energy procurement. Amounts paid by Altria or our subsidiaries are set at rates fixed in accordance with the applicable regulatory authority. One of our subsidiaries has an agreement with the same utility under which the subsidiary receives nominal payments in connection with a solar energy program overseen and approved by the same regulatory authority. The terms of the agreement are comparable to those the utility offers to other third parties. Mr. Farrell is neither responsible for, nor involved in, the utility’s dealings with us or our subsidiaries, nor does Mr. Farrell materially benefit directly or indirectly from this relationship.

Altria or our subsidiaries from time to time do business in the ordinary course on terms comparable to those provided to unrelated third parties with entities where Mr. Devitre, Ms. Kelly-Ennis and Mr. Muñoz serve as non-executive directors or where immediate family members (as defined in our Policy on Related Person Transactions, which is discussed in “Related Person Transactions and Code of Conduct” on page 67) of Mr. Casteen, Mr. Farrell, Mr. Kiely and Dr. Sakkab serve as non-executive directors or are employed in non-executive officer capacities. In each case, neither the director nor the immediate family member is responsible for, or involved in, the entity’s day-to-day dealings with Altria or our subsidiaries, and the respective payments made by Altria or our subsidiaries to the entities in the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Mr. Casteen, Mr. Devitre, Mr. Farrell, Ms. Kelly-Ennis, Mr. Kiely, Mr. Muñoz or Dr. Sakkab, or their respective immediate family members, materially benefits directly or indirectly from these relationships.

The Committee has determined that the foregoing business relationships and transactions did not affect the independence of any nominee for director.

In making its recommendation to our Board, the Committee also considered the following philanthropic relationships and transactions between Altria and our subsidiaries and various educational and other charitable entities located in or near our locations or facilities of our subsidiaries. We believe that corporate philanthropy furthers our Mission goal of investing in people, which includes investing meaningfully in the communities in which our employees live and work with the objective of making those communities leading environments where our businesses can succeed. In some cases, these relationships date back for many decades.

Philanthropic Relationships and Transactions Considered

Altria and the University of Virginia (the “University”) have a long-standing relationship that has included employment recruiting and charitable donations. In 2018, Altria or our subsidiaries made certain charitable donations to the University in an aggregate amount of $659,750, with the significant majority supporting the University’s Youth-Nex Center that promotes positive youth development. In addition, we made ordinary course trade payments to the University in the aggregate amount of $297,407. The sum of these 2018 contributions and payments represent significantly less than 2% of the University’s consolidated gross revenues. Mr. Casteen is a former President of the University. He now serves as President Emeritus of the University. Mr. Casteen’s son, John T. Casteen IV, joined the University as a lecturer in 2016, and his daughter-in-law, Laura Casteen, is employed by the University as an Associate Dean. Neither Mr. Casteen nor his son or daughter-in-law materially benefits directly or indirectly from this relationship.

In addition, we make various grants and charitable contributions, including matching gifts under our Matching Gift Program, to entities where Mr. Casteen, Mr. Devitre, Mr. Farrell, Ms. Kelly-Ennis and Mr. Muñoz or immediate family members of Mr. Farrell, Mr. Kiely, Ms. McQuade and Mr. Newman serve as non-executive directors or trustees or non-executive employees. A substantial majority of these grants and contributions were made to non-profit entities that serve the communities in which Altria and our subsidiaries operate and to nonprofit educational programs and institutions located in and around these communities. In each case, payments by us in the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Mr. Casteen, Mr. Devitre, Mr. Farrell, Ms. Kelly-Ennis, Mr. Kiely, Ms. McQuade, Mr. Muñoz or Mr. Newman, or their respective immediate family members, materially benefits directly or indirectly from these contributions.

The Committee has determined that the foregoing philanthropic relationships and transactions did not affect the independence of any nominee for director.

Altria Group, Inc. – Proxy Statement	15

BOARD AND GOVERNANCE MATTERS

Proposal 1

Election of Directors
The Board recommends a vote FOR each nominee.

We propose that the 11 individuals named below, 10 of whom are independent directors, be elected as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. The Nominating, Corporate Governance and Social Responsibility Committee has recommended to our Board, and our Board has approved, the individuals named below.

We list in the biographies below the particular experiences, qualifications, attributes and skills of each nominee that the Nominating, Corporate Governance and Social Responsibility Committee believes will advance our Mission and one or more Mission goals. The Committee and our Board believe that each of the nominees for election at the 2019 Annual Meeting possesses strong and unique characteristics. The Committee and our Board believe that, as a group, these nominees provide our Board with an optimal balance of experience, leadership, competencies, qualifications and skills.

Although it is not anticipated that any of the individuals named below will be unable or unwilling to stand for election, in the event of such an occurrence, a proxy may be voted for a substitute designated by our Board. In lieu of designating a substitute, our Board may reduce the number of directors.

Our Board recommends a vote FOR each of the nominees for election as directors.

2019 Director Nominee Biographies and Qualifications

Position, Principal Occupation and Professional Experience:
President Emeritus, University of Virginia (Charlottesville, VA). Mr. Casteen became President Emeritus of the University of Virginia in August 2010 after having served as President of the University since 1990. He is both University Professor and Professor of English. Previously, Mr. Casteen served as President of the University of Connecticut from 1985 to 1990 and as Secretary of Education for the Commonwealth of Virginia from 1982 to 1985.

Other Current Public Directorships:
Strategic Education, Inc.

Prior Public Company Directorships (within the last five years):
None.

Other Directorships, Trusteeships and Memberships:
Jamestown-Yorktown Foundation; Leifur Eiríksson Foundation; Institute for Shipboard Education (Semester at Sea); Echo360, Inc. Previously served on the boards of the Chesapeake Bay Foundation, Virginia Foundation for Community College Education and the Woodrow Wilson International Center for Scholars.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Casteen’s extensive professional, business, administrative and leadership experiences, particularly his role as a former chief executive of a university system with top-ranking academic and medical divisions, provide clear support for his nomination for election to our Board.

John T. Casteen III, 75 Director Since: 2010 Board Committees: ■Audit ■Compensation ■Innovation

16	www.altria.com

BOARD AND GOVERNANCE MATTERS

Position, Principal Occupation and Professional Experience:
Former Chief Financial Officer, Altria Group, Inc. (New York, NY). Mr. Devitre served as Special Advisor to General Atlantic LLC, a private equity firm, from June 2008 to January 2017. In March 2008, Mr. Devitre retired from his position as Senior Vice President and Chief Financial Officer of Altria Group, Inc. Prior to Mr. Devitre’s appointment to this position in April 2002, he held a number of senior management positions with Altria.

Other Current Public Directorships:
IHS Markit Ltd.

Prior Public Company Directorships (within the last five years):
SABMiller plc (2007 to October 2016); Western Union Company (2006 to May 2015).

Other Directorships, Trusteeships and Memberships:
Pratham USA; Brooklyn Academy of Music. Previously served on the boards of The Lincoln Center for the Performing Arts, Inc., The Asia Society and Kraft Foods Inc. (now known as Mondelēz International, Inc.).

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Devitre’s significant knowledge and understanding of Altria and our businesses, together with his public company board service, his financial acumen, his public company chief financial officer experience and his general business (including international business) knowledge, provide clear support for his nomination for election to our Board.

Dinyar S. Devitre, 71 Director Since: 2008 Board Committees: ■Executive ■Finance (Chair) ■Innovation ■Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:
Chairman, President and Chief Executive Officer, Dominion Energy, Inc. (Richmond, VA). Mr. Farrell is the Chairman, President and Chief Executive Officer of Dominion Energy, Inc., one of the nation’s largest producers of energy. He became President and Chief Executive Officer of Dominion effective January 2006 and was elected Chairman in April 2007. From January 2004 through December 2005, he served as President and Chief Operating Officer of Dominion and prior to that as Executive Vice President.

Other Current Public Directorships:
Dominion; Dominion Energy Midstream GP, LLC. Mr. Farrell also serves as a director of Dominion Energy Gas Holdings, LLC and Virginia Electric and Power Company, which are wholly owned subsidiaries of Dominion that only issue registered debt.

Prior Public Company Directorships (within the last five years):
None.

Other Directorships, Trusteeships and Memberships:
Associated Electric & Gas Insurance Services Limited; Edison Electric Institute; Institute of Nuclear Power Operations; Richmond Performing Arts Center L.L.L.P.; The NH Foundation; Virginia Foundation for Independent Colleges. Previously served on the board of trustees of the Virginia Museum of Fine Arts.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Farrell’s extensive business, administrative and leadership experiences, particularly his role as chief executive officer of a large public company in a regulated industry, provide clear support for his nomination for election to our Board.

Thomas F. Farrell II, 64 Director Since: 2008 Presiding Director Board Committees: ■Compensation ■Executive ■Nominating, Corporate Governance and Social Responsibility

Altria Group, Inc. – Proxy Statement	17

BOARD AND GOVERNANCE MATTERS

Position, Principal Occupation and Professional Experience:
Retired President and Chief Executive Officer, Diageo Canada, Inc. (Etobicoke, Ontario, Canada). Ms. Kelly-Ennis was President and Chief Executive Officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to June 2012. From 2005 to 2008, she was Chief Marketing Officer for Diageo North America, Inc., another subsidiary of Diageo plc. Ms. Kelly-Ennis has also held marketing, sales and general management positions with RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC.

Other Current Public Directorships:
Carnival Corporation & plc; TFI International Inc.

Prior Public Company Directorships (within the last five years):
Hertz Global Holdings, Inc. (2013 to October 2015); PulteGroup, Inc. (1997 to September 2016).

Other Directorships, Trusteeships and Memberships:
Dress for Success Worldwide (Director Emeritus); a privately held company.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Kelly-Ennis’s leadership experiences, particularly her positions as an executive with several large, consumer-focused companies in multiple industries, and her significant marketing, innovation, sales and distribution experience at large publicly held companies, including companies in the consumer packaged goods industry, provide clear support for her nomination for election to our Board.

Debra J. Kelly-Ennis, 62 Director Since: 2013 Board Committees: ■Audit ■Innovation ■Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:
Retired Chief Executive Officer, MillerCoors LLC (Golden, CO). Mr. Kiely retired as Chief Executive Officer of MillerCoors LLC, a joint venture combining the U.S. and Puerto Rico operations of SABMiller plc and Molson Coors Brewing Company, in July 2011, a position he had held since July 2009. From February 2005 through July 2009, Mr. Kiely served as President and Chief Executive Officer of Molson Coors Brewing Company. From March 1993 to March 2005, he held a variety of executive positions at Coors Brewing Company, including Chief Executive Officer. Before joining Coors Brewing Company, he held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., and Ventura Coastal Corporation, a division of Seven Up Inc.

Other Current Public Directorships:
HC Government Realty Trust, Inc.

Prior Public Company Directorships (within the last five years):
Medpro Safety Products, Inc. (2009 to March 2014).

Other Directorships, Trusteeships and Memberships:
Previously served on the boards of The Denver Center for the Performing Arts and Helen G. Bonfils Foundation.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Kiely’s extensive business, administrative and leadership experiences, particularly his various executive positions, including the role of chief executive officer, in the consumer packaged goods industry, provide clear support for his nomination for election to our Board.

W. Leo Kiely III, 72 Director Since: 2011 Board Committees: ■Compensation (Chair) ■Executive ■Finance ■Innovation

18	www.altria.com

BOARD AND GOVERNANCE MATTERS

Position, Principal Occupation and Professional Experience:
Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited (Calgary, Alberta, Canada). Ms. McQuade served as Senior Advisor of Canadian Pacific Railway Limited (“Canadian Pacific”), a transcontinental railway in Canada and the United States, from November 2012 to May 2013, after previously serving as Executive Vice President and Chief Financial Officer of Canadian Pacific from September 2008 to her retirement in November 2012. Ms. McQuade joined Canadian Pacific in June 2007 as Executive Vice President and Chief Operating Officer. Prior to joining Canadian Pacific, Ms. McQuade served as Executive Vice President – Planning and Chief Information Officer at Norfolk Southern Corporation where she spent 27 years in key information technology, strategic planning and finance leadership positions.

Other Current Public Directorships:
TransAlta Renewables Inc.

Prior Public Company Directorships (within the last five years):
None.

Other Directorships, Trusteeships and Memberships:
Previously served on the board of The College of William & Mary Foundation.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. McQuade’s significant financial and accounting expertise, particularly her experience as a public company chief financial officer, her information technology expertise, her general business knowledge and her management experience in a regulated industry, provide clear support for her nomination for election to our Board.

Kathryn B. McQuade, 62 Director Since: 2012 Board Committees: ■Audit ■Compensation ■Executive ■Nominating, Corporate Governance and Social Responsibility (Chair)

Position, Principal Occupation and Professional Experience:
Principal, Muñoz Investment Banking Group, LLC (Washington, D.C.) and Partner, Tobin & Muñoz (Chicago, IL). Mr. Muñoz is a principal of the Washington, D.C.-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. From 1993 to 1997, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department.

Other Current Public Directorships:
Marriott International, Inc.; Anixter International, Inc.; Laureate Education, Inc.

Prior Public Company Directorships (within the last five years):
None.

Other Directorships, Trusteeships and Memberships:
National Geographic Society; Direct Edge, Inc. Previously served on the boards of Esmark Incorporated and Archipelago Holdings, Inc.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Muñoz’s accounting, financial, legal and public policy expertise, along with his background in international business and his significant professional, administrative and leadership experiences in both the private and public sectors, provide clear support for his nomination for election to our Board.

George Muñoz, 67 Director Since: 2004 Board Committees: ■Audit (Chair) ■Executive ■Finance ■Nominating, Corporate Governance and Social Responsibility

Altria Group, Inc. – Proxy Statement	19

BOARD AND GOVERNANCE MATTERS

Position, Principal Occupation and Professional Experience:
Senior Vice President and Chief Financial Officer, The Chemours Company (Wilmington, DE). Mr. Newman is Senior Vice President and Chief Financial Officer of The Chemours Company (“Chemours”), a global chemical company. He is also the executive sponsor of the Chemours Black Employee Network. Mr. Newman joined Chemours, then a subsidiary of E. I. du Pont de Nemours and Company, in 2014. From 2011 to 2014, he was Senior Vice President and Chief Financial Officer for SunCoke Energy Inc., a supplier of high-quality coke used in the blast furnace production of steel. Prior to 2011, Mr. Newman held financial and operational leadership positions at General Motors Corporation, GMAC Financial Services, LLC and Ally Financial Inc.

Other Current Public Directorships:
None.

Prior Public Company Directorships (within the last five years):
None.

Other Directorships, Trusteeships and Memberships:
None.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Newman’s significant financial and accounting expertise, particularly his role as a chief financial officer of a large public company in a regulated industry, along with his international business, transactional and operational experience, including at consumer-focused companies, provide clear support for his nomination for election to our Board.

Mark E. Newman, 55 Director Since: 2018 Board Committees: ■Audit ■Finance

Position, Principal Occupation and Professional Experience:
Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company (Cincinnati, OH). Dr. Sakkab held a variety of positions at The Procter & Gamble Company beginning in 1974. He retired in November 2007 as Senior Vice President, Corporate Research and Development.

Other Current Public Directorships:
Pharnext.

Prior Public Company Directorships (within the last five years):
Deinove (2010 to April 2016); Givaudan SA (2008 to March 2015).

Other Directorships, Trusteeships and Memberships:
Several privately held companies.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Sakkab’s innovation expertise in the consumer packaged goods industry and his extensive overall business knowledge, including knowledge of regulated products, and experiences on boards of directors provide clear support for his nomination for election to our Board.

Nabil Y. Sakkab, 71 Director Since: 2008 Board Committees: ■Executive ■Finance ■Innovation (Chair) ■Nominating, Corporate Governance and Social Responsibility

20	www.altria.com

BOARD AND GOVERNANCE MATTERS

Position, Principal Occupation and Professional Experience:
Strategic Advisor, Penn National Gaming, Inc. (Las Vegas, NV). Ms. Shanks is a Strategic Advisor for Penn National Gaming, Inc. (“Penn National”), a casino entertainment company. She previously served as Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc. (“Pinnacle”), a casino entertainment company, from July 2013 until October 15, 2018 when Pinnacle merged with Penn National. From October 2010 to June 2013, Ms. Shanks served as Executive Vice President and Chief Marketing Officer of Pinnacle. Prior to joining Pinnacle, she was Chief Marketing Officer for Multimedia Games Inc. from 2008 to 2010. Prior to 2008, Ms. Shanks held senior executive positions for more than 25 years at the property, division and corporate levels of Caesars Entertainment Corp., including Senior Vice President of Brand Management.

Other Current Public Directorships:
None.

Prior Public Company Directorships (within the last five years):
None.

Other Directorships, Trusteeships and Memberships:
None.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Shanks’s significant regulated industry and consumer-oriented marketing expertise, particularly her extensive background in brand positioning and digital and database marketing, as well as her experience in information technology and cybersecurity, provide clear support for her nomination for election to our Board.

Virginia E. Shanks, 58 Director Since: 2017 Board Committees: ■Audit ■Compensation ■Innovation

Position, Principal Occupation and Professional Experience:
Chairman and Chief Executive Officer, Altria Group, Inc. (Richmond, VA). Mr. Willard serves as Chairman and Chief Executive Officer of Altria Group, Inc. Prior to his election as Chairman and Chief Executive Officer effective May 17, 2018, Mr. Willard served as Executive Vice President and Chief Operating Officer since March 2015. He previously served as Executive Vice President and Chief Financial Officer from January 2011 through February 2015. Since joining the Altria family of companies in 1992, Mr. Willard has held numerous other senior leadership roles.

Other Current Public Directorships:
None.

Prior Public Company Directorships (within the last five years):
SABMiller plc (2009 to July 2015).

Other Directorships, Trusteeships and Memberships:
Catalyst Inc.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Willard’s significant knowledge and understanding of Altria, its industries, its businesses and the external environment in which Altria’s businesses operate, together with his significant financial expertise and leadership experiences, provide clear support for his nomination for election to our Board.

Howard A. Willard III, 55 Director Since: 2018 Chairman and Chief Executive Officer Board Committee: ■Executive (Chair)

Altria Group, Inc. – Proxy Statement	21

Audit Committee Matters

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) has been Altria’s independent registered public accounting firm since 1998. Prior to 1998, Altria’s independent registered public accounting firm was Coopers & Lybrand L.L.P. (until its merger with Price Waterhouse LLP in 1998). In addition to assuring the rotation of the audit partners every five years as required by law, the Audit Committee is responsible for selecting, reviewing and evaluating the lead partner and senior members of the audit engagement team and considers whether, in order to assure continuing auditor independence, there should be a rotation of the firm.

In selecting PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee conducted its annual evaluation of the firm. This evaluation considers various matters such as technical competence, knowledge of our industry and Altria, quality of services, reputation, and communications (with management and the Audit Committee). The Audit Committee also evaluates the firm’s independence program and quality control procedures, the results of Public Company Accounting Oversight Board (“PCAOB”) and peer reviews of the firm’s quality controls and the appropriateness of the firm’s fees. The Audit Committee also considers PricewaterhouseCoopers’s tenure and believes that extended tenure results in higher quality audit work with greater operational efficiencies through the leveraging of PricewaterhouseCoopers’s deep institutional knowledge of our operations and businesses, accounting policies and practices, and internal control over financial reporting. The Audit Committee is also mindful of the advisability and potential impact of selecting a different firm, including the significant time commitment and expense inherent in on-boarding a new independent registered public accounting firm.

The Audit Committee and our Board believe that the continued retention of PricewaterhouseCoopers to serve as our independent registered public accounting firm is in the best interests of Altria and our shareholders.

Independent Registered Public Accounting Firm’s Fees

The Audit Committee has the sole authority to approve all engagement fees and terms associated with the retention of PricewaterhouseCoopers. As noted in the Audit Committee Report on page 23, the Audit Committee pre-approved all fees associated with the services that the firm provided in 2018.

Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for fiscal years ended December 31, 2018 and 2017 were comprised of the following (in thousands):

	2018 ($)	2017 ($)
Audit Fees (1)	6,467	6,467
Audit-Related Fees (2)	1,436	670
Tax Fees (3)	440	232
All Other Fees (4)	8	8
TOTAL	8,351	7,377
(1)	Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (a) the audit of our consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of our subsidiaries; (b) reviews of our unaudited condensed consolidated interim financial statements; and (c) reviews of documents filed with the SEC.
(2)	Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include certain employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.
(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.
(4)	Other fees were related to licenses for technical accounting tools.

22	www.altria.com

AUDIT COMMITTEE MATTERS

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

Audit Committee Report for the Year Ended December 31, 2018

Management has the primary responsibility for Altria’s financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors Altria’s financial reporting processes and systems of internal accounting control, the independence and the performance of PricewaterhouseCoopers and the performance of the internal auditors.

The Audit Committee has received representations from management that Altria’s consolidated financial statements were prepared in accordance with GAAP and that Altria maintained effective internal control over financial reporting, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers. The Audit Committee has discussed with PricewaterhouseCoopers their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by applicable standards adopted by the PCAOB.

The Audit Committee has received from PricewaterhouseCoopers written disclosures and a letter required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers its independence from Altria and its management. The Audit Committee pre-approved all fiscal year 2018 audit and permissible non-audit services provided by PricewaterhouseCoopers and the fees for those services included on page 22. As part of this process, the Audit Committee reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that might impair its independence.

The Audit Committee discussed with Altria’s internal auditors and PricewaterhouseCoopers the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and PricewaterhouseCoopers, separately and together, with and without management present, to discuss Altria’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by PricewaterhouseCoopers and those prepared by the internal auditors, together with management’s responses.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board the inclusion of the audited consolidated financial statements in Altria’s 2018 Form 10-K.

Audit Committee:

George Muñoz, Chair
John T. Casteen III
Debra J. Kelly-Ennis
Kathryn B. McQuade
Mark E. Newman
Virginia E. Shanks

Altria Group, Inc. – Proxy Statement	23

AUDIT COMMITTEE MATTERS

Proposal 2

Ratification of the Selection of Independent Registered Public Accounting Firm
Our Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

As reflected in the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has directed that management submit such selection to shareholders for ratification at the 2019 Annual Meeting.

Shareholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Altria and our shareholders.

Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Our Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

24	www.altria.com

Executive Compensation – Table of Contents

Compensation Committee Report	26
Compensation Committee Report for the Year Ended December 31, 2018	26

Compensation Discussion and Analysis	26

Compensation Tables and Other Matters	47

Proposal 3 Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	60

Altria Group, Inc. – Proxy Statement	25

Executive Compensation

Compensation Committee Report

Compensation Committee Report for the Year Ended December 31, 2018

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 26 through 46 of this Proxy Statement with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

W. Leo Kiely III, Chair
John T. Casteen III
Thomas F. Farrell II
Kathryn B. McQuade
Virginia E. Shanks

Compensation Discussion and Analysis

Introduction

In this section, we provide a detailed description of our executive compensation program, with a focus on the Compensation Committee’s decisions with respect to our NEOs:

Name	Position during 2018
Howard A. Willard III	Chairman of the Board and CEO, Altria Group, Inc.
Martin J. Barrington	Former Chairman of the Board, CEO and President, Altria Group, Inc.
William F. Gifford, Jr.	Vice Chairman and Chief Financial Officer, Altria Group, Inc.
Murray R. Garnick	Executive Vice President and General Counsel, Altria Group, Inc.
Craig A. Johnson	President and Chief Executive Officer, Altria Group Distribution Company
Kevin C. Crosthwaite, Jr. (“K.C. Crosthwaite”)	Senior Vice President and Chief Growth Officer, Altria Group, Inc.
James E. Dillard	Former Senior Vice President, Research, Development and Sciences, Altria Group, Inc.

Mr. Barrington retired as Chairman of the Board, CEO and President effective May 17, 2018. Mr. Willard was elected Chairman of the Board and CEO effective May 17, 2018. Mr. Dillard retired as Senior Vice President, Research, Development and Sciences effective May 31, 2018.

26	www.altria.com

EXECUTIVE COMPENSATION

Overview

Compensation Philosophy

Our executive compensation program aligns with our Mission and Values, including the Mission goals to Invest in People and Create Substantial Value. We believe this requires:

clear alignment of the interests of our executives and shareholders	clear articulation of corporate and individual performance goals	a competitive, financially disciplined executive compensation program that rewards past success and creates the appropriate incentives for future conduct	transparent measurement against both corporate and individual performance goals

Financial Performance

Our business performance is a key factor in determining executive compensation. 2018 was a year of both business and CEO transition. We delivered business performance that met our financial goals and targets. However, the performance of Altria’s stock was below that of our peers and the general market, as reflected in the “2018 Business Highlights” section beginning on page ii. The following graphs summarize our one- and three-year performance against key financial measures:

Adjusted Diluted EPS (12/31/2015 - 12/31/2018) ($)	Dividend Rate (1) (8/25/2016 – 8/23/2018) ($)

(1) Compound annual growth rate (“CAGR”) based on 2015 adjusted diluted EPS of $2.80.	(1) Annualized dividend based on quarterly dividend rate per share of Altria common stock declared in August of each year.
(2) CAGR based on the annualized dividend rate per share of Altria common stock of $2.26 that was declared in August 2015, with each August dividend similarly annualized. The dividend rate was also raised in March 2018 to $2.80.

2018 TSR (12/31/2017 – 12/31/2018) (%)	Three-Year TSR (12/31/2015 - 12/31/2018) (%)

Source: Bloomberg Daily Return (December 31, 2017 – December 31, 2018)	Source: Bloomberg Daily Return (December 31, 2015 – December 31, 2018)
Note: Assumes reinvestment of dividends as of the ex-dividend date.	Note: Assumes reinvestment of dividends as of the ex-dividend date.

Altria Group, Inc. – Proxy Statement	27

EXECUTIVE COMPENSATION

Pay For Performance

The following graph illustrates the relationship between our CEOs’ total direct compensation (including annualized LTIP compensation) and our indexed TSR:

CEO Pay (1) vs. Indexed TSR (2)

(1)	CEO pay is calculated using an annualized allocation of the LTIP award (based on actual payment for 2016 and target for 2017 and 2018). All other pay elements are based on the Summary Compensation Table values.
(2)	Indexed TSR reflects a December 31, 2015 starting point (with a nominal value of 100) and represents the total growth (including dividends) from that date through each December 31.
(3)	2016 and 2017 represent Mr. Barrington’s total direct compensation as CEO. 2018 represents Mr. Willard’s total direct compensation, which was a mix of his total direct compensation as Executive Vice President and Chief Operating Officer (January 1 through May 16) and as Chairman and CEO (May 17 through December 31).

Say on Pay and Shareholder Engagement

At the 2018 Annual Meeting, over 94% of the votes cast approved our NEO compensation on an advisory basis.

We provide our shareholders with an annual advisory vote (“say on pay”) on the compensation of our NEOs. This vote is not binding on us, our Board or the Compensation Committee.

While the Committee acknowledges the historically strong shareholder support for our executive compensation program, it is also committed to regularly reviewing the program in the context of our compensation philosophy.

We periodically engage with large investors to gain their perspectives on our executive compensation program and corporate governance policies. Shareholder feedback has been generally positive, and no significant concerns have been raised.

28	www.altria.com

EXECUTIVE COMPENSATION

2018 Performance of NEOs

The Compensation Committee considered several factors in approving each element of 2018 compensation. For the 2018 Annual Incentive Award plan, the Committee primarily evaluated our financial and strategic performance, as described beginning on page 27. The Compensation Committee also considered the individual performance of each active NEO for purposes of approving salary increases, annual cash incentive award payments and equity awards. Executives receive variable elements of short- and long-term compensation only after the relevant performance period has ended and the Compensation Committee has assessed Altria’s actual performance and considered executive performance relative to stated goals. In addition, the Compensation Committee considers industry compensation market data and tally sheets for each of the NEOs that include their total cash and long-term compensation for the last three years.

The Compensation Committee concluded that our NEOs’ successes in achieving their performance goals contributed significantly to our overall 2018 performance. We discuss the 2018 performance of each NEO below.

Howard A. Willard III, Chairman and CEO
Key Responsibilities
Mr. Willard provided strategic leadership to our Board, the executive team and employees in a dynamic, competitive and highly regulated environment.

2018 Achievements
Mr. Willard:
■Drove execution of our strategy to maximize our core tobacco businesses while transforming the organization for future value creation;
■Created long-term strategic options for new revenue and income growth through a minority investment in JUUL (the leading e-vapor business in the U.S.) and Cronos (a leading cannabinoid company based in Canada);
■As the new Chairman and CEO, launched major initiatives to transform our company’s business, culture and people systems; and
■Helped deliver significant earnings growth for Altria, evidenced by a 17.7% increase in adjusted diluted EPS growth over 2017 (bolstered by the effects of the Tax Cuts and Jobs Act of 2017).

Altria Group, Inc. – Proxy Statement	29

EXECUTIVE COMPENSATION

William F. Gifford, Jr., Vice Chairman and Chief Financial Officer
Key Responsibilities
Mr. Gifford led our Finance organization and provided executive oversight of our core tobacco operating companies and Philip Morris Capital Corporation. He also serves as one of our designated directors on the Board of Directors of Anheuser-Busch InBev SA/NV (“AB InBev”).

2018 Achievements
Mr. Gifford:
■Effectively managed the balance sheet; helped deliver adjusted diluted EPS growth of 17.7% (bolstered by the effects of the Tax Cuts and Jobs Act of 2017);
■Oversaw the strategic investments in JUUL and Cronos;
■Provided strategic oversight of PM USA’s initiatives to stabilize Marlboro market share versus fourth quarter 2017;
■Oversaw the launch of Nat’s nationally in 2018; and
■Led the development of a new cost reduction program expected to deliver approximately $575 million in annualized cost savings by the end of 2019.

Murray R. Garnick, Executive Vice President and General Counsel
Key Responsibilities
Mr. Garnick’s responsibilities included managing diverse regulatory and litigation challenges and efficiently deploying the resources of the Law and Regulation Departments to meet legal, regulatory and business requirements.

2018 Achievements
Mr. Garnick:
■Oversaw the preparation and filing of numerous applications with the FDA, including filing the modified risk tobacco product application for Copenhagen and numerous successful substantial equivalence applications for a range of our companies’ cigarette and smokeless tobacco products;
■Oversaw legal strategy and support in connection with the JUUL and Cronos transactions;
■Brought successful litigation against the FDA resulting in the FDA reversing its refusal to grant a marketing order for U.S. Smokeless Tobacco Company LLC’s (“USSTC”) mesh pouch product;
■Proactively and efficiently managed Engle-progeny cases and managed other litigation threats, including the successful resolution of a case against USSTC; and
■Managed matters, including litigation, related to the Master Settlement Agreement and previously settled state agreements.

30	www.altria.com

EXECUTIVE COMPENSATION

Craig A. Johnson, President and CEO, Altria Group Distribution Company (“AGDC”)
Key Responsibilities
Mr. Johnson’s responsibilities included providing sales and distribution services to our tobacco operating companies. Mr. Johnson retired effective March 1, 2019.

2018 Achievements
Mr. Johnson:
■Successfully supported the launch of Marlboro ICE nationally, achieving acceptance in 120,000 stores or 89% of target, and Nat’s in the western U.S., achieving acceptance in approximately 25,000 stores or 84% of target;
■Successfully supported the sell-in of Altria’s Innovative Tobacco Products fixture space in approximately 42,000 stores nationally;
■Successfully supported the implementation of Marlboro’s Loyalty Program in approximately 32,000 stores or 32% of Marlboro volume;
■Enhanced retail visibility and product inventory for USSTC through installation of “Brand Zone” fixtures in approximately 16,000 stores; and
■Installed an enhanced recruiting structure in AGDC to achieve greater impact with our talent pipeline and diversity and inclusion efforts.

K.C. Crosthwaite, Senior Vice President and Chief Growth Officer
Key Responsibilities
Mr. Crosthwaite’s responsibilities included identifying and pursuing Altria’s strategic and innovative product growth priorities across the entire tobacco landscape and adjacent product categories. He identified marketplace and adult tobacco consumer insights and translated them into strategies for product development, consumer engagement, future of commerce, and business development.

2018 Achievements
Mr. Crosthwaite:
■Led Altria in making a transformational strategy shift in our innovative tobacco product efforts to discontinue production and distribution of all Nu Mark LLC e-vapor products;
■Led the team that negotiated our $12.8 billion investment in JUUL, representing a 35% economic interest, thereby taking an ownership position in the leading U.S. e-vapor company with significant exposure to international growth plans; and
■Led the team that negotiated our agreement to acquire a 45% interest in Cronos, a leading global cannabinoid company, with a path to majority ownership.

Altria Group, Inc. – Proxy Statement	31

EXECUTIVE COMPENSATION

Executive Compensation Design

Principles

We strategically design our executive compensation program to promote our Mission.

Our Mission	Our Values

To own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products.

In pursuing our Mission, we remain focused on four goals:

Our Values guide our behavior as we pursue our Mission and our business strategies:

✓Integrity, Trust and Respect
✓Passion to Succeed
✓Executing with Quality
✓Driving Creativity into Everything We Do
✓Sharing with Others

Our executive compensation program includes multiple performance metrics to assess the efforts of all executives in pursuing our Mission and Values. Specifically, our program is designed to satisfy the following objectives:

■	promote pursuit of business strategies that create substantial growth and long-term value for shareholders and are executed with integrity;
■	reward quality execution by making a significant portion of our executives’ compensation dependent on the achievement by Altria of key financial and strategic goals and their individual performance;
■	align the interests of shareholders and executives through equity and cash performance-based long-term incentive awards, stock ownership and retention guidelines and anti-hedging and anti-pledging policies with respect to our stock;
■	grow our leadership advantage through our people and culture; and
■	promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

The elements of our executive compensation program serve these objectives with the following design principles (as shown in the chart below):

■	a mix of fixed and at-risk variable performance-based compensation, with executives at higher levels having a higher proportion of variable compensation;
■	a mix of short- and long-term compensation to appropriately reward and motivate the achievement of both annual and long-term goals and objectives;
■	a mix of cash and equity compensation that seeks to discourage actions solely driven by our stock price to the detriment of strategic goals and to minimize the potentially dilutive nature of equity compensation on shareholder value; and
■	a mix of equity compensation consisting of RSU and PSU awards.

32	www.altria.com

EXECUTIVE COMPENSATION

2018 CEO and Other NEOs Pay Mix (1)

(1)	Includes 2018 actual salary, actual award under the 2018 Annual Incentive Award plan, grant date fair value of long-term equity awards and annualized target cash award under the 2017 – 2019 LTIP.
(2)	Represents Mr. Willard’s total direct compensation, which was a mix of his total direct compensation as Executive Vice President and Chief Operating Officer (January 1 through May 16) and as Chairman and CEO (May 17 through December 31).
(3)	Includes the other NEOs who were employees as of December 31, 2018 (Messrs. Gifford, Garnick, Johnson and Crosthwaite).

Elements

The table below provides a brief side-by-side comparison of the elements of our 2018 executive compensation program.

Form of Compensation	Performance Period	Award Criteria	Company Performance Alignment
Cash	Ongoing	Individual performance
Cash	Annual	Company and individual performance	■Adjusted diluted EPS growth ■Adjusted discretionary cash flow ■Strategic initiatives
Cash	Three years; end-to-end cycles	Company and individual performance	■Adjusted diluted EPS growth ■Relative TSR ■Strategic initiatives
RSUs / PSUs	Annual with rolling three-year vesting periods	Individual performance and advancement potential with additional payment criteria for PSUs based on company performance	■Stock price appreciation for RSUs ■Company performance (50% relative TSR / 50% adjusted diluted EPS growth) and stock price appreciation for PSUs

Altria Group, Inc. – Proxy Statement	33

EXECUTIVE COMPENSATION

The table below summarizes the elements and objectives of the 2018 executive compensation program for the NEOs. In addition, the general objective of each element is to attract and retain world-class leaders.

2018 Executive Compensation Program
	Element	Summary Description	Objective
Annual Compensation	Salary	Fixed cash compensation based on role at Altria.	■Provide financial stability ■Recognize individual role, experience, responsibility and performance

	Annual Incentive Awards	Cash-based incentive plan based on prior year’s performance.	■Recognize annual financial and strategic performance after it is delivered ■Recognize annual individual performance after it is delivered

Long-Term Incentive Compensation	Equity Awards	RSU and PSU awards based on prior year’s individual performance and advancement potential, vesting after a three-year period. PSU payout amount tied to achievement of company performance measures.
■Align NEOs’ interests with shareholders through company performance and stock ownership
■Recognize individual performance after it is delivered and advancement potential
■Build stock ownership
■Retain talented leaders

	Long-Term Incentive Plan	Cash-based incentive plan based on three-year financial and strategic goals.	■Align NEOs’ interests with shareholders ■Recognize long-term financial and strategic performance after it is delivered ■Retain talented leaders

Post-Termination Benefits and Change in Control Payments	Defined Benefit Plans	Retirement plans providing for the continuation of a portion of compensation upon retirement or separation from service. Generally, employees hired prior to January 1, 2008 are eligible.	■Provide opportunity for financial security in retirement

Defined Contribution Plans

Annual cash contribution based on a formula related to adjusted diluted EPS growth and, for employees not participating in a defined benefit plan, a supplemental contribution and matching contributions. Includes an Altria stock investment option.

■Provide opportunity for financial security in retirement ■Provide additional opportunity to build stock ownership

34	www.altria.com

EXECUTIVE COMPENSATION

	Element	Summary Description	Objective
Post-Termination Benefits and Change in Control Payments	Change in Control Payments	Payments to executives in connection with a defined change in the ownership of Altria. Change in control provisions are contained in the 2010 and 2015 Performance Incentive Plans.	■Allow NEOs to focus on delivering shareholder value in a period of uncertainty ■Allow NEOs to receive awards granted for periods of performance before a change in control

	Termination Payments	For certain types of involuntary separations, potential for severance benefits (including continuation of salary and health insurance based on years of service). Our NEOs are eligible for the same severance benefits as our other salaried employees.	■Provide opportunity for protection upon an unexpected event

Perquisites		For all NEOs, an Altria-paid executive physical and a leased vehicle (not accepted by the CEO). For the CEO, a home security system and, subject to an annual allowance, personal use of company aircraft.	■Provide comprehensive annual preventive health screening ■Provide security

Other Benefits		Medical coverage, group life insurance and other welfare benefits generally available to all salaried employees.	■Promote health and financial security

2018 Executive Compensation Program Decisions

Salary

The Compensation Committee considers a number of factors when reviewing and setting salaries for our NEOs, including each executive’s individual performance, level of responsibility and experience, the relationship between salaries paid to other Altria executives and the position of the executive’s salary within the applicable salary range. Additionally, the Compensation Committee compares the salaries of our NEOs to others holding comparable positions at Compensation Survey Group (“CSG”) companies. The Compensation Committee analyzes all these factors in the aggregate in determining NEO salaries.

Salaries are relevant in establishing annual and long-term incentive award targets and factor into retirement, group life insurance and certain other benefits available to all salaried employees. The Compensation Committee reviews salaries on an annual basis, and any adjustments generally are effective March 1.

Altria Group, Inc. – Proxy Statement	35

EXECUTIVE COMPENSATION

The 2018 salary ranges for our NEOs were as follows:

	2018 Salary Range
Band	Minimum ($)	Maximum ($)
A (Messrs. Barrington (through May 17, 2018) and Willard (from May 17, 2018))	910,000	2,090,000
B (Messrs. Gifford, Garnick and Johnson)	480,000	1,100,000
C (Mr. Dillard (through May 31, 2018))	381,700	877,900
D (Mr. Crosthwaite)	297,800	685,000

The Compensation Committee increased the salaries of our NEOs based on the criteria noted above as follows:

2018 Salary Changes
Name	2017 Salary ($)	2018 Salary ($)
Howard A. Willard III (1)	874,000	1,250,000
Martin J. Barrington (2)	1,480,000	1,480,000
William F. Gifford, Jr. (3)	670,000	850,000
Murray R. Garnick	800,000	850,000
Craig A. Johnson	934,000	962,000
K.C. Crosthwaite (4)	375,000	420,000
James E. Dillard	627,000	642,000
(1)	As a result of his election as Chairman and CEO effective May 17, 2018, Mr. Willard became a salary band A employee, and the Compensation Committee increased Mr. Willard’s salary from $900,000 to $1,250,000.
(2)	In light of Mr. Barrington’s planned retirement, the Compensation Committee did not increase his salary in 2018.
(3)	In connection with his election as Vice Chairman and CFO effective May 17, 2018, the Compensation Committee increased Mr. Gifford’s salary to $850,000, effective March 1, 2018.
(4)	In connection with his election as Senior Vice President and Chief Growth Officer effective June 1, 2018, the Compensation Committee increased Mr. Crosthwaite’s salary from $393,000 to $420,000.

Annual Incentives

The Annual Incentive Award plan is a cash-based, pay-for-performance plan for salaried employees, including our NEOs. Participants have an annual award target based on salary band and expressed as a percentage of salary. Our benchmarking process establishes award targets, which are paid only after both business and individual results are assessed against targeted levels of performance. The Compensation Committee reviews and approves the targets annually for salary Band I and above employees. No individual is guaranteed an award.

The Compensation Committee reviews the financial and strategic performance of Altria, as well as the performance of each of our tobacco and wine businesses each year. The Compensation Committee has identified (1) adjusted diluted EPS growth and (2) adjusted discretionary cash flow as the key financial measures in determining awards under our Annual Incentive Award plan because these measures align with our long-term financial goals for Altria to:

■	grow adjusted diluted EPS at an average annual rate of 7% to 9%; and
■	maintain a dividend payout ratio target of approximately 80% of adjusted diluted EPS.

The Compensation Committee believes that the combination of these financial measures provides the best alignment between Altria’s business strategy and our shareholders’ interests.

36	www.altria.com

EXECUTIVE COMPENSATION

In determining Altria’s financial performance for 2018, the Compensation Committee considered the following:

Key Financial Measures (millions, except per share data)
	Rating (from 0% - 130%)	Weighting	Weighted Result
Adjusted Diluted EPS Growth (Rating Range)		75%	75.0%
Adjusted Discretionary Cash Flow (1) (Rating Range)		25%	24.5%
	Rating for Financial Measures		100% (2)
(1)	Adjusted discretionary cash flow is a non-GAAP financial measure. See Annex A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)	Final weighted result is rounded to a whole number.

In addition to financial measures, the Compensation Committee evaluates Altria’s performance and the performance of each of our tobacco and wine businesses against key strategic initiatives that are designed to promote our long-term success, as well as any significant events during the year. The key strategic initiatives in 2018 included achievements such as:

■	brand-building initiatives;
■	regulatory initiatives;
■	advancing our innovation and harm reduction strategies; and
■	enhancing our talent system and our culture to improve diversity and inclusion.

Based on its overall review of financial measures and strategic initiatives, the Compensation Committee assigns an Annual Incentive Award business performance rating for Altria and each of our business segments. Performance at planned levels receives a rating of 100%. Depending on performance, Annual Incentive Award ratings for business performance can range from 0% to 130%. Performance against the financial measures reflected above resulted in a rating of 100% for 2018. After considering Altria’s positive performance against the 2018 strategic measures described above, but also Altria’s stock performance relative to our peer group, the S&P 500 Index and the S&P Food, Beverage & Tobacco Index, the Committee made no further adjustments and assigned an overall Annual Incentive Award business performance rating of 100%. The Committee used this rating, together with individual performance (see “2018 Performance of NEOs” on page 29), in determining the 2018 awards below. These awards are generally lower than 2017 due to the lower business performance rating of 100% as compared to 110% for 2017. The following formula is the basis for determining awards under the 2018 Annual Incentive Award plan:

Salary	x	Target (% of salary)	x	Business Performance Rating	x	Individual Performance Factor	=	Annual Incentive Award

Altria Group, Inc. – Proxy Statement	37

EXECUTIVE COMPENSATION

2018 Annual Incentive Award Target Percentages, Award Ranges and Actual Awards
Name	Band	Salary ($)	Target (% of salary)	2018 Business Perf. Rating (0 - 130%)	Individual Performance Factor Range (1) (% of target)		Award Range for 2018 Performance ($)	Actual Award for 2018 Performance ($)
					Minimum	Maximum
Howard A. Willard III	A	1,250,000	150	100	85	175	1,593,750 - 3,281,250	2,250,000
Martin J. Barrington (2)	A	1,480,000	150	—	—	—	—	833,300
William F. Gifford, Jr.	B	850,000	95	100	85	155	686,375 - 1,251,625	928,600
Murray R. Garnick	B	850,000	95	100	85	155	686,375 - 1,251,625	928,600
Craig A. Johnson	B	962,000	95	100	85	155	776,815 - 1,416,545	1,051,000
K.C. Crosthwaite	D	420,000	60	100	85	155	214,200 - 390,600	350,000
James E. Dillard (3)	C	642,000	80	—	—	—	—	212,500
(1)	The individual performance ranges are stated as a percentage of target and are based on individual performance between the third and fifth level on a five-point scale.
(2)	Mr. Barrington received a prorated award (137 of 365 days) based on target business and individual performance in accordance with the terms of the plan.
(3)	Mr. Dillard received a prorated award (151 of 365 days) based on target business and individual performance in accordance with the terms of the plan.

Long-Term Incentives

We have historically awarded long-term incentives to executive officers through a combination of equity awards and performance-based long-term cash incentive awards. Executives received a mix of 60% RSUs and 40% PSUs. Together, PSUs and the LTIP deliver over 60% of our NEOs’ target long-term incentives as performance-based, with the remainder comprised of time-based RSUs.

Target Long-Term Incentive Mix

38	www.altria.com

EXECUTIVE COMPENSATION

Long-Term Incentives: Equity Awards

Equity awards focus executives on increasing long-term shareholder value, enhance executive retention and promote executive stock ownership. Awards recognize prior year performance and advancement potential. The awards generally vest three years after the date of the award, subject to earlier vesting on death, disability or retirement on or after age 65 or in connection with a change in control. This vesting period is intended to retain and motivate executives, while promoting long-term performance. PSUs only pay out if specific company performance measures are met. The number of PSUs granted to an executive represents a target number of shares; the actual share payout can range from 0% to 130% of the target based on company performance against specified measures. For RSUs, recipients receive cash dividend equivalents during the vesting period, but for PSUs, dividends are accrued and paid out at the end of the performance period based on the final number of PSUs that vest, if any. The Compensation Committee annually reviews equity award targets against competitive data.

From time to time, the Compensation Committee grants special equity awards to select executives in key roles or with high advancement potential. These special awards generally have a longer vesting period. For example, in 2018, the Compensation Committee granted special equity awards with a five-year vesting period to Messrs. Willard, Gifford, Garnick and Crosthwaite.

The Compensation Committee grants equity awards to our CEO (salary band A) based on its assessment of Altria’s performance and competitive data, and its review of our CEO’s individual performance. For our NEOs other than our CEO, the Compensation Committee reviews equity award scenarios based on different advancement potential ratings and CSG benchmarking data to establish an appropriate range of awards. The awards are generally granted on the date of Compensation Committee approval. No individual is guaranteed an award.

2018 Equity Award Highlights
■60% RSUs / 40% PSUs
■Vesting period of three years (generally)
■RSUs: Cash dividend equivalent payments
■PSUs: Dividend equivalents accrue until end of performance period
■NEO awards based on:
■Executive’s individual performance in year prior to the grant;
■Executive’s advancement potential;
■Company performance for PSUs;
■Compensation Committee discretion; and
■Competitive benchmarking
■Number of RSUs and PSUs awarded is based on fair market value of our stock on the date of the grant
■Strong stock holding requirements

The targets and actual equity awards for our NEOs were as follows:

2018 Equity Awards

Name	Band	Equity Target ($)	Equity Award Range (1) ($)			Actual Equity Award (1) (2) ($)	Special Grant (2) ($)
Howard A. Willard III (3)	B	1,750,000	1,050,000	-	2,625,000	2,250,035	4,500,035
Martin J. Barrington (4)	A	5,400,000	—			—	—
William F. Gifford, Jr.	B	1,750,000	1,050,000	-	2,625,000	2,250,035	3,500,007
Murray R. Garnick	B	1,750,000	1,050,000	-	2,625,000	2,000,068	1,500,047
Craig A. Johnson	B	1,750,000	1,050,000	-	2,625,000	1,750,035	—
K.C. Crosthwaite	D	520,000	312,000	-	780,000	650,089	1,500,047
James E. Dillard	C	990,000	594,000	-	1,485,000	800,109	—
(1)	Ranges and actual awards are a function of individual performance and, for our NEOs other than our CEO, advancement potential. No executive is guaranteed an award, and all awards are capped under the 2015 Performance Incentive Plan (“2015 PIP”).

Altria Group, Inc. – Proxy Statement	39

EXECUTIVE COMPENSATION

(2)	The amount shown is the aggregate grant date fair value of stock awards determined pursuant to Financial Accounting Standards Board (“FASB”) Codification Topic 718. The number of RSUs and PSUs awarded in 2018, together with the grant date values and vesting terms of the RSUs and the PSUs awarded, is disclosed in the Grants of Plan-Based Awards during 2018 table on page 49.
(3)	Mr. Willard’s January 2018 annual equity award reflects his position as a salary band B employee at the time of the grant, which was prior to his election as Chairman and CEO (salary band A) effective May 17, 2018. In connection with his election, Mr. Willard also received a special grant of RSUs and PSUs.
(4)	In light of Mr. Barrington’s planned retirement, he did not receive an equity award.

Financial Performance Measures for 2018 PSUs

The Compensation Committee designated (1) adjusted diluted EPS growth and (2) relative TSR (vs. the companies that comprise the S&P 500 Food, Beverage & Tobacco Index as of January 1 of the performance period and remain in the Index as of December 31 of the end of the three-year performance period) as the performance measures for the 2018 PSU grants because these measures link to our long-term financial goals of our three-year plan:

■	growing adjusted diluted EPS over the long term in accordance with our three-year plan; and
■	maintaining a dividend payout ratio target of approximately 80% of our adjusted diluted EPS.

These measures are intended to focus executives on achieving results that contribute to creating long-term shareholder value. The score for each financial measure determines the number of shares payable under the PSUs and may not exceed 130% of target. The Compensation Committee believes that the combination of these measures provides the best alignment between Altria’s business strategy and our shareholders’ interests.

Long-Term Incentives: 2017 – 2019 Long-Term Incentive Plan Awards

The LTIP is a long-term cash performance plan that uses a three-year, end-to-end performance cycle, an approach consistent with our long-term strategic planning process. At the beginning of each three-year cycle, the Compensation Committee approves long-term financial and strategic performance goals that can only be measured effectively after completion of the cycle. Awards are payable in cash after the end of each three-year cycle, based on an assessment of actual performance during the entire award cycle. Each executive has an award target based on their salary band, expressed as a percentage of each year-end salary over the three-year cycle. The Compensation Committee retains the discretion to adjust awards upward or downward, and no individual is guaranteed an award.

LTIP Highlights ■Three-year, end-to-end performance cycle ■Awards based on our performance against long-term financial and strategic goals and individual performance

Although the Compensation Committee considers our executives’ earnings opportunity under the LTIP when setting compensation each year, those opportunities remain at risk until the end of the three-year performance cycle.

The Compensation Committee periodically considers alternative LTIP design approaches, such as overlapping three-year cycles (with a new three-year cycle beginning each year), resulting in annual payouts versus payouts every three years. Although such an approach would result in less fluctuation in the annual compensation of executives, the Compensation Committee believes that reducing fluctuations is outweighed by the clarity of long-term performance incentives and the retention value of end-to-end performance cycles.

40	www.altria.com

EXECUTIVE COMPENSATION

The 2017 – 2019 LTIP performance cycle will conclude on December 31, 2019. This performance cycle will reward achievement of key financial and strategic performance measures (each weighted 50%) intended to create substantial value for shareholders. The financial measures for 2017 – 2019, which have a combined weighting of 50%, are:

■	Relative 2017 – 2019 TSR versus the S&P 500 Food, Beverage & Tobacco Index (defined as companies that comprise the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2017 and remain in the Index as of December 31, 2019); and
■	Three-Year Adjusted Diluted EPS CAGR.

Specific details regarding the strategic performance initiatives were defined for executives, but are not disclosed publicly before the end of the cycle due to their competitively sensitive nature. We will disclose relevant performance metrics for the 2017 – 2019 LTIP performance cycle, as appropriate, after the compensation decisions for the then-current NEOs have been made.

Following the conclusion of the 2017 – 2019 LTIP performance cycle, the Compensation Committee will assess Altria’s performance on each of the financial and strategic measures to determine the final LTIP rating, which can range from 0% to 130%. The Compensation Committee, with respect to the CEO, and the CEO, with respect to the other NEOs, will also assess the individual performance of each executive to determine the executive’s individual performance factor, which can range from 0% - 150%. The final LTIP award is then determined based on the following formula:

Year-end Salaries for Each Plan Year	x	Award Target (prorated for time in salary band)	x	Business Performance Rating	x	Individual Performance Factor	=	Three-Year LTIP Award

The award target percentages, business performance rating range and individual performance factor ranges for executives in salary bands A – D for the 2017 – 2019 LTIP performance cycle are:

Band	Individual Award Target (1) (%)	Business Performance Rating (%)	Individual Performance Factor (%)
A	250	0 - 130	0 - 150
B	140	0 - 130	0 - 150
C	105	0 - 130	0 - 150
D	70	0 - 130	0 - 150
(1)	Individual award target percentages are applied to each year-end base salary over the three-year performance cycle.

Perquisites

The Compensation Committee believes that a competitive executive compensation package includes reasonable perquisites that supplement our retention efforts. The perquisites we provided to our NEOs in 2018 are set forth in the All Other Compensation table on page 48. In addition to these perquisites, our NEOs received the same benefits that were available to our salaried employees generally. Mr. Willard is required to use our aircraft for all air travel for purposes of security. The Compensation Committee approved an allowance of $150,000 for the period from May 17, 2018 to December 31, 2018 for Mr. Willard’s personal aircraft usage and an annual allowance of $200,000 thereafter. The allowance and Mr. Willard’s obligation to pay for personal use of the aircraft above the allowance are reflected in a time sharing agreement with Altria. The Compensation Committee considers the potential value of personal aircraft usage in determining the other components of Mr. Willard’s total compensation. Upon Mr. Willard’s election to Chairman and CEO, he ceased accepting as a perquisite the company-paid automobile.

Altria Group, Inc. – Proxy Statement	41

EXECUTIVE COMPENSATION

Post-Termination Benefits and Change in Control Payments

We provide post-termination benefits to our NEOs, including retirement benefits and termination payments if applicable, as well as payments in connection with a change in control.

■	Retirement Benefits. Our NEOs participate in certain qualified and non-qualified retirement plans, which we believe promote executive retention and provide the opportunity for financial security in retirement. These retirement benefits are discussed in more detail in the narrative following the Pension Benefits table (pages 52 to 53) and the Non-Qualified Deferred Compensation table (page 54).
■	Change in Control Payments. Our 2015 PIP includes a double-trigger provision for vesting or payment of annual incentive awards, equity awards and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards. In contrast, our 2010 Performance Incentive Plan (“2010 PIP”), under which a small number of 2015 stock awards remained unvested at the end of 2018, provides for the vesting and payment of certain elements of compensation immediately upon a change in control. The details of these provisions are discussed in the “Payments upon Change in Control or Termination of Employment” section (pages 55 to 57).
■	Termination Payments. The Severance Pay Plan for Salaried Employees, which is generally applicable to all salaried employees, provides an opportunity for financial protection against the unexpected event of an involuntary termination of employment. The details of this plan are discussed in the “Payments upon Change in Control or Termination of Employment” section (pages 55 to 57).

Decision-Making Process

Role of Compensation Committee

The Compensation Committee determines and approves CEO compensation and reviews and approves the compensation of the other executive officers.

■	Reviews and approves our overall executive compensation philosophy and design.
■	Reviews and approves corporate goals and objectives relevant to the compensation of our CEO, evaluates the performance of our CEO in light of these goals and objectives and determines and approves the compensation of our CEO based on this evaluation.
■	Reviews and approves the compensation of all executive officers.
■	Makes recommendations to our Board with respect to incentive compensation plans and equity-based plans, administers and makes awards under such plans and reviews the cumulative effect of its actions.
■	Monitors compliance by executives with our stock holding requirement and stock ownership guidelines.
■	Monitors risks related to the design of our compensation program.
■	Determines ratings for Altria’s performance for the annual and long-term cash incentive awards formulas.
■	Reviews survey data provided by our independent compensation consultant relating to our CSG.

Committee Compensation Decisions

■	Each year, our CEO presents to the Compensation Committee compensation recommendations for our executive officers other than himself. The Committee reviews and discusses these recommendations with our CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals.

42	www.altria.com

EXECUTIVE COMPENSATION

Committee Establishment of CEO Performance Goals and CEO Performance Evaluation

■	At the beginning of each year, our CEO proposes annual performance goals to the Compensation Committee for its consideration. The Committee establishes final goals and reviews them with our Board. Following the end of the year, the Committee discusses with the CEO his performance against the goals established the prior year and then, in its sole discretion, determines the CEO’s compensation. Other than discussing his prior year performance with the Committee, our CEO has no role in setting his own compensation.

Role of Consultants

As part of our annual compensation process, management engages Hewitt Associates, LLC d/b/a Aon Hewitt (“Aon Hewitt”). The Compensation Committee considers data provided from Aon Hewitt in its deliberations.

■	Conducts a survey of CSG companies. The survey collects compensation data and competitive practices.
■	Based on parameters developed by management, provides competitive compensation information focused on chief executive officer pay primarily from public filings, including annual proxy filings, by companies within our CSG.
■	Provides background information on companies as reference for evaluating our CSG.
■	Reviews our risk assessment process with respect to our executive compensation program.

Aon Hewitt provides neither advice nor recommendations on the form or amount of our executive or director compensation, nor does Aon Hewitt attend any Board or Committee meetings.

Benchmarking

Compensation Strategy

We design our executive compensation program to deliver total compensation (salary, annual and long-term cash awards, equity awards and benefits) upon attainment of performance targets at levels between the 50th and the 75th percentiles of compensation paid to executives in the CSG. We believe that this approach has contributed to our industry leadership position and is important to attract and retain world-class leaders to pursue our Mission, particularly given the unique challenges of our industry. Actual total compensation can exceed the 75th percentile or be below the 50th percentile depending on business and individual performance in relation to performance targets.

Compensation Survey Group

We annually compare our executive compensation program with the programs of the companies in the CSG. The purpose of this annual review is to assure that our executive compensation program supports our ability to attract and retain executive talent. When determining the companies to include in the CSG, the Compensation Committee identifies companies that have all or most of the following characteristics:

■	revenues generally between $5 to $75 billion;
■	market capitalization of at least $10 billion;
■	primarily focused on consumer products;
■	limited business segments;
■	businesses generally focused within the United States; and
■	compete with us for executive talent.

Altria Group, Inc. – Proxy Statement	43

EXECUTIVE COMPENSATION

Based on these criteria, the Compensation Committee included the following companies in the 2018 CSG and used this list for compensation-related decisions for 2018. The list is sorted by market capitalization as of December 31, 2018.

Compensation Survey Group Companies	Market Capitalization (1) ($B)
The Coca-Cola Company	202
Merck & Co., Inc.	199
PepsiCo, Inc.	156
McDonald’s Corporation	137
Eli Lilly and Company	123
3M Company	111
Philip Morris International Inc.	104
Altria	93
Bristol-Myers Squibb Company	85
Mondelēz International, Inc.	58
The Kraft Heinz Company	52
Median	52
Colgate-Palmolive Company	52
Kimberly-Clark Corporation	39
Keurig Dr Pepper Inc. (2)	36
General Mills, Inc.	23
The Hershey Company	22
Kellogg Company	20
Molson Coors Brewing Company	12
Conagra Brands, Inc.	10
Campbell Soup Company	10
(1)	Market capitalization is calculated using shares outstanding as of the most recent public disclosure as of January 2, 2019 per Bloomberg multiplied by the closing stock price as of December 31, 2018.
(2)	Keurig Green Mountain merged with Dr Pepper Snapple effective July 9, 2018.

44	www.altria.com

EXECUTIVE COMPENSATION

Risk Assessment

A cross-functional team of executives in the Human Resources & Compliance, Law, Corporate Audit and Finance departments reviewed our compensation program (executive and non-executive) to identify features that could encourage excessive risk-taking by program participants and to assess the potential of such risks to have a material adverse effect on Altria. Management requested that its external compensation consultant, Aon Hewitt, review this risk assessment process to confirm consistency with prevailing best practices. Aon Hewitt’s review focused on features generally recognized as potentially encouraging excessive risk-taking, features of our programs that mitigate risk and management’s assessment of those features.

After reviewing management’s assessment, the Compensation Committee believes that neither the compensation program’s design nor the individual elements of executive compensation encourage employees, including our NEOs, to take unnecessary or excessive risks. The executive compensation program also incorporates risk-mitigating features such as those shown in the chart on the right, which the Compensation Committee considered as part of its assessment. We believe that any risks arising from our compensation policies and practices are not likely to have a material adverse effect on Altria.

Risk-Mitigating Features
■Appropriate compensation mix of fixed versus at-risk variable pay, annual versus long-term pay, cash versus equity and performance-based versus non-performance-based pay
■Multiple objective performance factors used for annual and long-term cash incentive awards, coupled with the Compensation Committee’s discretion to approve awards at lower than target
■Caps on annual and long-term incentive plan formulas
■Peer company benchmarking
■Significant stock ownership, holding requirements and anti-hedging/anti-pledging policies
■A “clawback” policy providing for the adjustment or recovery of executive compensation upon the restatement of our financial statements
■Individual performance assessments that emphasize behavior consistent with our Mission and Values

Other Considerations

Stock Ownership and Holding Requirements and Prohibition on Hedging and Pledging

The Compensation Committee has established stock ownership requirements under which executives are expected to hold our common stock until their termination of employment in an amount equal to a multiple of salary, as determined by their salary band. If the stock price declines, an executive may satisfy the requirement by holding a fixed number of shares based on the stock price at the beginning of the executive’s acquisition period. The Compensation Committee set the requirements as 12 times base salary for salary band A (CEO), six times base salary for salary band B, five times for salary band C and four times for salary band D employees. In addition, we have a stock holding requirement that prohibits executive officers from selling shares received as compensation until they meet their stock ownership requirement.

Stock ownership includes shares held as RSUs and PSUs (at target amount). We expect executives to meet their ownership requirement within five years of becoming subject to the requirement (or three years from a subsequent promotion date that results in an increased ownership requirement). As of December 31, 2018, all our NEOs exceeded their stock ownership requirements.

We have policies prohibiting our NEOs from engaging in hedging and pledging activities with respect to our shares.

Altria Group, Inc. – Proxy Statement	45

EXECUTIVE COMPENSATION

“Clawback” Policy Regarding the Adjustment or Recovery of Compensation

We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If our Board or an appropriate committee of our Board determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the incorrect financial statements, our Board or the Compensation Committee, in its discretion, will take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of RSUs or PSUs, adjusting the future compensation of such executive and dismissing or taking legal action against the executive, in each case as our Board or the Compensation Committee determines to be in the best interests of Altria and our shareholders. Our RSU and PSU award agreements also include “clawback” provisions.

Tax and Accounting Considerations

In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our compensation programs. One such consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to each covered officer for tax purposes to $1.0 million annually. Section 162(m) was amended and expanded under the federal tax bill enacted at the end of 2017.

For 2018 and subsequent years, covered officers include the principal executive officer, principal financial officer and next three highest paid named executive officers. Compensation paid in 2018 and later years will generally be subject to the deduction limits of Section 162(m), without an exception for performance-based compensation. This includes annual and long-term incentive awards paid and equity awards granted in 2018 and later years.

Although the Compensation Committee considers tax deductibility in making its compensation program decisions, the Compensation Committee’s primary consideration is whether the compensation program promotes our Mission and aligns the interests of executives with those of our shareholders.

Compensation Committee Interlocks and Insider Participation

During 2018, none of our executive officers served on the board of directors or compensation committee of another entity one or more of whose executive officers served as a member of our Board or the Compensation Committee. No member of the Compensation Committee at any time during 2018 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction.

46	www.altria.com

EXECUTIVE COMPENSATION

Compensation Tables and Other Matters

Summary Compensation Table

The following table provides the compensation information of our NEOs for 2018, 2017 and 2016.

				Non-Equity Incentive Plans
Name and Principal Position	Year	Salary ($)	Stock Awards Grant Value (1) ($)	Annual Incentive Plan ($)	Long-Term Incentive Plan (2) ($)	Change in Pension Value (3) ($)	All Other Compensation (4) ($)	Total ($)
Howard A. Willard III, Chairman and Chief Executive Officer, Altria Group, Inc.	2018	1,113,201	6,750,070	2,250,000	—	1,192,673	267,755	11,573,699
	2017	868,333	2,250,078	1,165,000	—	1,746,506	99,599	6,129,516
	2016	833,333	1,700,038	1,300,000	5,572,800	1,400,173	120,080	10,926,424

Martin J. Barrington, Former Chairman, Chief Executive Officer and President, Altria Group, Inc.	2018	684,816	—	833,300	—	1,505,621	175,665	3,199,402
	2017	1,470,000	6,500,104	3,700,000	—	3,705,592	327,481	15,703,177
	2016	1,408,333	6,500,010	3,900,000	12,060,000	3,363,075	342,148	27,573,566

William F. Gifford, Jr., Vice Chairman and Chief Financial Officer, Altria Group, Inc.	2018	820,000	5,750,042	928,600	—	381	102,662	7,601,685
	2017	666,167	2,250,078	910,000	—	1,379,892	87,482	5,293,619
	2016	640,833	1,700,038	950,000	3,700,600	879,815	96,713	7,967,999

Murray R. Garnick, Executive Vice President and General Counsel, Altria Group, Inc.	2018	845,833	3,500,115	928,600	—	—	150,929	5,425,477
	2017	774,133	1,237,603	910,000	—	—	259,228	3,180,964

Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	2018	957,333	1,750,035	1,051,000	—	327,597	126,978	4,212,943
	2017	929,500	1,750,037	1,142,000	—	1,128,270	119,483	5,069,290
	2016	901,667	1,275,058	1,219,000	6,331,200	348,405	132,544	10,207,874

K.C. Crosthwaite, Senior Vice President and Chief Growth Officer, Altria Group, Inc.	2018	405,750	2,150,136	350,000	—	48,723	67,038	3,021,647
James E. Dillard, Former Senior Vice President, Research, Development and Sciences, Altria Group, Inc.	2018	302,038	800,109	212,500	—	—	4,075,206	5,389,853
(1)	The amount shown is the aggregate grant date fair value of stock awards determined pursuant to FASB Codification Topic 718. The number of RSUs and PSUs awarded in 2018, together with their grant date values and vesting terms, is disclosed in the Grants of Plan-Based Awards during 2018 table on page 49. The assumptions we used in calculating the grant date fair values of the RSUs and the PSUs awarded in 2018 are described in Note 12 “Stock Plans” to our consolidated financial statements in the 2018 Form 10-K. The table below provides the grant date fair value of the PSUs awarded in 2018 for each of our NEOs assuming the maximum performance level is achieved.
Howard A. Willard III ($)	William F. Gifford, Jr. ($)	Murray R. Garnick ($)	Craig A. Johnson ($)	K.C. Crosthwaite ($)	James E. Dillard ($)
3,509,959	1,169,982	1,039,999	909,948	337,983	416,067
Under the terms of the applicable award agreement, Mr. Dillard forfeited the 2018 equity award reflected above upon his retirement effective May 31, 2018.

Altria Group, Inc. – Proxy Statement	47

EXECUTIVE COMPENSATION

(2)	The LTIP uses three-year, end-to-end performance cycles. We pay executives in a lump sum cash award only after the end of the three-year performance cycle, based on an assessment of overall corporate and individual performance during the entire award cycle. End-to-end performance cycles result in LTIP compensation shown in this column for 2016 only, and not for 2017 or 2018.
The table below reflects the target 2017 and 2018 allocation of the 2017 – 2019 LTIP performance cycle, which will conclude on December 31, 2019. The 2018 allocations for Messrs. Barrington and Dillard are prorated as a result of their 2018 retirements. These target amounts will be adjusted based on actual business and individual performance at the end of the three-year performance cycle. There is no guarantee of any payment under the plan.
Year	Howard A. Willard III ($)	Martin J. Barrington ($)	William F. Gifford, Jr. ($)	Murray R. Garnick ($)	Craig A. Johnson ($)	K.C. Crosthwaite ($)	James E. Dillard ($)
2018	2,612,700	1,388,800	1,190,000	1,190,000	1,346,800	294,000	278,900
2017	1,223,600	3,700,000	938,000	981,151	1,307,600	221,500	658,400
(3)	The amounts show the change in the present value of each NEO’s pension benefits for each year from December 31 of the prior year to December 31 of the applicable year. The amount shown for Mr. Barrington for 2018 represents the change in present value of his pension benefits from December 31, 2017 to May 17, 2018, his date of retirement. The change in 2018 was due to a variety of factors, including growth in benefit due to additional pay and service, passage of time and a change in the discount rate and mortality assumptions. Mr. Garnick was hired after January 1, 2008 and, therefore, is not covered under our pension plans. Mr. Dillard’s pension value decreased $33,419 during 2018.
(4)	Details of other compensation for each of our NEOs appear in the All Other Compensation table shown below.

All Other Compensation

Name	Year	Allocation to Defined Contribution Plans (a) ($)	Personal Use of Company Aircraft (b) ($)	Car Expenses (c) ($)	Executive Physicals ($)	Other (d) ($)	Total ($)
Howard A. Willard III	2018	111,320	150,000	3,055	3,300	80	267,755
	2017	86,833	—	12,766	—	—	99,599
	2016	100,000	—	16,780	3,300	—	120,080
Martin J. Barrington	2018	68,482	82,885	—	—	24,298	175,665
	2017	147,000	179,903	—	—	578	327,481
	2016	169,000	172,593	—	—	555	342,148
William F. Gifford, Jr.	2018	82,000	—	17,062	3,600	—	102,662
	2017	66,617	—	17,565	3,300	—	87,482
	2016	76,900	—	16,513	3,300	—	96,713
Murray R. Garnick	2018	130,667	—	20,262	—	—	150,929
	2017	124,220	—	19,742	3,300	111,966	259,228
Craig A. Johnson	2018	95,733	—	27,945	3,300	—	126,978
	2017	92,950	—	23,233	3,300	—	119,483
	2016	108,200	—	21,044	3,300	—	132,544
K.C. Crosthwaite	2018	40,575	—	23,163	3,300	—	67,038
James E. Dillard	2018	54,367	—	22,975	—	3,997,864	4,075,206
(a)	Amounts represent allocations to tax-qualified and non-qualified supplemental defined contribution plans.
(b)	Personal use of our aircraft reflects incremental costs, including trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contracts, hangar or aircraft parking, fuel (based on the average monthly cost of fuel per hour flown) and other smaller variable costs. For purposes of calculating incremental costs, we include the incremental costs of any deadhead flights, or portions thereof, made in connection with personal travel. Fixed costs incurred in any event to operate our aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips and flight crew salaries) are not included. Mr. Willard pays his own taxes on imputed taxable income resulting from personal use of our aircraft, as did Mr. Barrington during his employment with Altria.
(c)	Car expenses include the annual cost (except for Mr. Willard who ceased accepting this benefit in May 2018) of providing a leased vehicle and operating expenses, including insurance, maintenance and repairs. Executives pay their own taxes on imputed taxable income resulting from personal use of leased vehicles.
(d)	For Mr. Willard, this amount reflects security expenses. For Mr. Barrington, this amount includes security expenses and a tax gross-up of $24,145 related to $29,392 of costs incurred through the use of our aircraft as one of our representatives on the Board of Directors of AB InBev. The amount for Mr. Dillard represents payments made in connection with his mutually agreed-upon retirement, including $374,500 in severance payments and cash payments of $3,623,364 in lieu of forfeited equity awards based on the average of the closing prices of Altria common stock for the 20 trading days ending on May 31, 2018.

48	www.altria.com

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards during 2018

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock or Units (3) (#)		Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Howard A. Willard III	2018	—	1,875,000	10,000,000
	1/30/2018				—	13,405	(a)	17,426	(a)			900,012	(4)
	1/30/2018									19,351	(a)	1,350,023	(5)
	5/17/2018				—	37,106	(b)	48,237	(b)			1,800,012	(4)
	5/17/2018									48,825	(b)	2,700,023	(5)
Martin J. Barrington (6)	2018	—	2,220,000	10,000,000
William F. Gifford, Jr.	2018	—	807,500	10,000,000
	1/30/2018				—	13,405	(a)	17,426	(a)			900,012	(4)
	1/30/2018									19,351	(a)	1,350,023	(5)
	1/31/2018									49,847	(c)	3,500,007	(5)
Murray R. Garnick	2018	—	807,500	10,000,000
	1/30/2018				—	11,916	(a)	15,490	(a)			800,040	(4)
	1/30/2018									17,201	(a)	1,200,028	(5)
	10/23/2018									24,391	(d)	1,500,047	(5)
Craig A. Johnson	2018	—	913,900	10,000,000
	1/30/2018				—	10,426	(a)	13,553	(a)			700,002	(4)
	1/30/2018									15,051	(a)	1,050,033	(5)
K.C. Crosthwaite	2018	—	252,000	10,000,000
	1/30/2018				—	3,873	(a)	5,034	(a)			260,033	(4)
	1/30/2018									5,591	(a)	390,056	(5)
	10/23/2018									24,391	(d)	1,500,047	(5)
James E. Dillard	2018	—	513,600	10,000,000
	1/30/2018				—	4,767	(c)	6,197	(c)			320,056	(4)
	1/30/2018									6,881	(e)	480,053	(5)
(1)	Reflects the target and maximum awards under the 2018 Annual Incentive Award plan. Actual awards paid under the 2018 Annual Incentive Award plan are shown in the “Annual Incentive Plan” column of the Summary Compensation Table. The maximum represents the maximum permitted under the 2015 PIP.
(2)	Reflects target and maximum PSUs granted to our NEOs. The actual number of units that vest will range between 0% and 130% of target, depending on actual performance during the performance period. Holders of PSUs will accrue dividend equivalents during the performance period, which will be paid at the end of the performance period on PSUs that vest.
a.	These grants will vest on February 11, 2021.
b.	This special grant has an additional two-year time-based vesting period ending June 1, 2023.
c.	Under the terms of the 2015 PIP, Mr. Dillard forfeited this grant upon his retirement effective May 31, 2018.
(3)	Reflects RSUs granted to our NEOs. Holders of RSUs receive cash dividend equivalents paid quarterly during the vesting period.
a.	These grants will vest on February 11, 2021.
b.	This special grant will vest on June 1, 2023.
c.	This special grant will vest on February 9, 2023.
d.	These special grants will vest on October 30, 2023.
e.	Under the terms of the 2015 PIP, Mr. Dillard forfeited this grant upon his retirement effective May 31, 2018.
(4)	Reflects the grant date fair value of the target PSUs using a grant date fair value of $67.14 for the January 30, 2018 grants and $48.51 for the May 17, 2018 grant. The grant date fair values were determined by adding 50% of the RSU grant date fair value to 50% of the TSR fair value. The TSR fair values were calculated by multiplying the RSU grant date fair value by a Monte Carlo simulation fair value factor of 92.47% for January 30, 2018 grants and 75.43% for the May 17, 2018 grant.
(5)	Reflects the grant date fair value of the RSUs using a grant date fair value of $69.765 for the January 30, 2018 grants, $70.215 for the January 31, 2018 grant, $55.30 for the May 17, 2018 grant and $61.50 for the October 23, 2018 grants. The RSU fair values were calculated as the average of the high and low trading prices of Altria common stock on the grant date.
(6)	In light of Mr. Barrington’s planned retirement, he did not receive any equity awards in 2018.

Altria Group, Inc. – Proxy Statement	49

EXECUTIVE COMPENSATION

Outstanding Equity Awards as of December 31, 2018

	Stock Awards
			RSUs		PSUs
Name (1)	Grant Date	Vesting Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (2) ($)
Howard A. Willard III	5/17/2018	6/1/2023	48,825	2,411,467	37,106	1,832,665
	1/30/2018	2/11/2021	19,351	955,746	13,405	662,073
	1/30/2017	2/11/2020	18,987	937,768	12,786	631,501
	1/26/2016	2/7/2019	28,802	1,422,531
	1/28/2015	2/11/2020	27,500	1,358,225
William F. Gifford, Jr.	1/31/2018	2/9/2023	49,847	2,461,943
	1/30/2018	2/11/2021	19,351	955,746	13,405	662,073
	1/30/2017	2/11/2020	18,987	937,768	12,786	631,501
	1/26/2016	2/7/2019	28,802	1,422,531
	1/28/2015	2/11/2020	27,500	1,358,225
Murray R. Garnick	10/23/2018	10/30/2023	24,391	1,204,671
	1/30/2018	2/11/2021	17,201	849,557	11,916	588,531
	1/30/2017	2/11/2020	10,443	515,780	7,033	347,360
	1/26/2016	2/7/2019	19,492	962,710
	1/28/2015	2/11/2020	18,340	905,813
Craig A. Johnson	1/30/2018	2/11/2021	14,433	712,846	9,998	493,801
	1/30/2017	2/11/2020	14,132	697,979	9,517	470,045
	1/26/2016	2/7/2019	20,673	1,021,039
K.C. Crosthwaite	10/23/2018	10/30/2023	24,391	1,204,671
	1/30/2018	2/11/2021	5,591	276,139	3,873	191,287
	1/30/2017	2/11/2020	1,741	85,988	1,173	57,934
	1/26/2016	2/7/2019	2,745	135,576
	1/28/2015	2/11/2020	9,170	452,906
(1)	Messrs. Barrington and Dillard retired during 2018. Neither had any outstanding equity awards as of December 31, 2018.
(2)	Market values are based on $49.39, the closing price of Altria common stock on December 31, 2018, assuming target performance for PSUs.
(3)	Amount assumes target performance goals are achieved. The actual number of units that vest will range between 0% and 130% of target, depending on actual performance during the performance cycle.

Stock Option Exercises and Stock Vested during 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Howard A. Willard III	—	—	30,250	2,034,010
Martin J. Barrington	—	—	304,560	17,724,158
William F. Gifford, Jr.	—	—	21,080	1,417,419
Murray R. Garnick	—	—	21,090	1,418,092
Craig A. Johnson	—	—	23,419	1,569,511
K.C. Crosthwaite	—	—	2,750	184,910
James E. Dillard	—	—	13,020	875,465

50	www.altria.com

EXECUTIVE COMPENSATION

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the NEO’s full career with Altria and our affiliates. The increments related to 2018 are reflected in the “Change in Pension Value” column of the Summary Compensation Table or, in the case of defined contribution plans, the “Allocation to Defined Contribution Plans” column of the All Other Compensation table. Mr. Garnick was hired after January 1, 2008 and, therefore, is not covered under our pension plans.

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2) ($)	Payments During Last Fiscal Year (3) ($)
Howard A. Willard III	Altria Retirement Plan	26.17	1,411,992	—
	Benefit Equalization Plan - Pre-2005	12.17	596,403	—
	Benefit Equalization Plan - Post-2004	26.17	8,417,137	—
Martin J. Barrington	Altria Retirement Plan	25.08	1,491,516	46,843
	Benefit Equalization Plan - Pre-2005	11.67	—	1,522,176
	Benefit Equalization Plan - Post-2004	25.08	—	19,929,520
William F. Gifford, Jr.	Altria Retirement Plan	24.25	967,801	—
	Benefit Equalization Plan - Pre-2005	—	—	—
	Benefit Equalization Plan - Post-2004	24.25	4,146,995	—
Craig A. Johnson	Altria Retirement Plan	27.75	1,534,497	—
	Benefit Equalization Plan - Pre-2005	13.75	2,135,446	—
	Benefit Equalization Plan - Post-2004	27.75	9,883,877	—
K.C. Crosthwaite	Altria Retirement Plan	21.58	705,050	—
	Benefit Equalization Plan - Pre-2005	—	—	—
	Benefit Equalization Plan - Post-2004	21.58	694,462	—
James E. Dillard	Altria Retirement Plan	7.50	379,806	—
	Benefit Equalization Plan - Pre-2005	—	—	—
	Benefit Equalization Plan - Post-2004	—	—	—
(1)	As of December 31, 2018, each NEO’s total years of service with Altria and our affiliates were: Mr. Willard, 26.17 years; Mr. Barrington, 25.08 years; Mr. Gifford, 24.25 years; Mr. Johnson, 27.75 years; Mr. Crosthwaite, 21.58 years; and Mr. Dillard, 16.50 years. Years shown in this column are only those taken into account for benefit accrual purposes under the named plan. Mr. Dillard has an accrued benefit under the Retirement Plan based on his prior service with USSTC and its predecessors.
(2)	The amounts shown in this column are based on a single life annuity (other than for Mr. Barrington whose amount is based on the form of payment he selected at retirement, a 100% joint and survivor annuity) and otherwise use the same assumptions applied for year-end 2018 financial disclosure under FASB authoritative guidance relating to retirement benefits, except that (a) the Benefit Equalization Plan (“BEP”) – Post-2004 amount for Mr. Johnson is based on the lump sum required to purchase an annuity providing the after-tax equivalent of the post-2004 pension component of that plan assuming an interest rate of 3.50%, (b) the BEP – Pre-2005 and BEP – Post-2004 amounts for Messrs. Willard, Gifford and Crosthwaite are based on a lump sum form of payment assuming an interest rate of 3.50% for Mr. Willard and 4.11% for Messrs. Gifford and Crosthwaite, and (c) in accordance with SEC requirements, all benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. See Note 17 “Benefit Plans” to our consolidated financial statements in the 2018 Form 10-K for a description of the financial accounting assumptions referred to above. As a result of Funding Payments previously made to or for certain employees, including our NEOs other than Messrs. Gifford, Crosthwaite and Dillard, our liabilities or those of our operating subsidiaries under the BEP – Pre-2005 will be less than that shown in the table. Our liability for BEP – Post-2004 pension benefits will also be less than that reflected in this column because it is also reduced by the portion of the accumulated value, at the employee’s retirement or other termination of employment, of prior Target Payments attributed to supplemental pension benefits. The amounts by which these prior payments reduce our liabilities will fluctuate over time with investment performance and as credits for the amounts previously paid are reduced to reflect payments to cover taxes on earnings on these amounts. For further discussion, see “Defined Benefit Plans” below.
(3)	In connection with his retirement effective May 17, 2018, Mr. Barrington received lump sum payments of his BEP – Pre-2005 benefit in August 2018 and his BEP – Post-2004 benefit in December 2018. These amounts were reduced by Funding Payments and Target Payments that were paid to Mr. Barrington in prior years (see “Defined Benefit Plans – BEP Pension” section on page 53). The Funding Payments and Target Payments were reported in Altria’s proxy statements for those prior years.

Altria Group, Inc. – Proxy Statement	51

EXECUTIVE COMPENSATION

Defined Benefit Plans

Our NEOs, along with the other salaried employees (except those hired after certain dates, including Mr. Garnick, and those who cease to accrue further benefit service), participate in the Retirement Plan, a tax-qualified defined benefit pension plan. Mr. Dillard has an accrued benefit under the Retirement Plan based on his prior service with USSTC and its predecessors. In addition, our NEOs, other than Messrs. Dillard and Garnick, and other salaried employees above the IRS statutory limits, participate in the BEP, which is an unfunded supplemental plan providing benefits in excess of those provided under the Retirement Plan.

Retirement Plan

The majority of our salaried employees hired prior to January 1, 2008 with at least five years of service are eligible for an annual, lifetime pension benefit from the Retirement Plan, a funded, tax-qualified, non-contributory pension plan. The benefit for the majority of those plan participants, including all our NEOs, other than Messrs. Dillard and Garnick, is based on the following formula and terms:

Pension Benefit	=	1.45% of five-year average compensation (including certain incentive compensation plan payments) up to the applicable Social Security covered compensation amount	+	1.75% of five-year average compensation (including certain incentive compensation plan payments) in excess of the applicable Social Security covered compensation amount	×	Years of credited service (up to a maximum of 35, except in limited circumstances)

Under the terms of the Retirement Plan, credited service is limited to 35 years if incentive compensation is included in the determination of the five-year average compensation. Five-year average compensation is the highest average annual compensation (annual base salary plus incentive compensation) during a period of 60 consecutive months within the last 120 months of employment. If incentive compensation is not included in the determination of the five-year average compensation, then credited service is not limited to 35 years and the benefit for credited service over 35 years is 1.45% of the employee’s five-year average compensation. Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches Social Security Full Retirement Age.

Pension benefit amounts are expressed as a single life annuity payable commencing at age 65, the Retirement Plan’s normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the retiree’s death and/or for commencement of payments before attaining normal retirement age. Employees who terminate employment before age 50 with vested benefits may elect to commence payment of their accrued pensions after attaining age 55. For such employees, the election to commence payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 50 or older and have completed five years or more of credited service, the reduction for early commencement is 6% for each year and partial year by which the benefit commencement precedes age 60, with a maximum reduction of 30%.

If upon termination, an employee is at least age 50 with 30 years of service or age 60 or older with five years of service, the annuity immediately payable upon early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such an early retirement benefit is an increase in the present value of the pension. Mr. Johnson is currently eligible for such unreduced early retirement benefits. Mr. Barrington was eligible for, and received, an unreduced normal retirement benefit upon his retirement in 2018. Mr. Willard is currently eligible for a reduced early retirement benefit and Messrs. Gifford and Crosthwaite are not currently eligible for either reduced or unreduced early retirement benefits.

52	www.altria.com

EXECUTIVE COMPENSATION

As noted above, Mr. Dillard has an accrued benefit under the Retirement Plan based on his prior service with USSTC and its predecessors. His pension benefit is equal to 2.2% multiplied by his final average earnings multiplied by his years of credited service through December 31, 2009, minus 1.25% multiplied by an estimated annual Social Security benefit multiplied by his years of credited service through December 31, 2009. Final average earnings is the highest average annual compensation (annual base salary plus 25% of incentive compensation) during a period of 36 consecutive months within the last 120 months of employment.

Mr. Dillard’s pension benefits are expressed as a single life annuity payable commencing at age 65, the Retirement Plan’s normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of Mr. Dillard’s death and/or for commencement of payments before attaining normal retirement age. Due to his retirement in 2018, Mr. Dillard may elect to commence payment of his accrued pension with a reduction of 4% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65.

BEP Pension

Tax laws applicable to the Retirement Plan limit the annual compensation that can be taken into account under that plan. As a result of these and/or certain other tax requirements, only a portion of the benefits calculated under the Retirement Plan described above can be paid to our eligible NEOs and other affected employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, all our NEOs, other than Messrs. Dillard and Garnick, accrue supplemental pension benefits under the BEP (“BEP Pension”). BEP Pension accruals relating to periods after 2004 are paid in a lump sum following retirement. Distribution of the pre-2005 supplemental plan benefits are subject to the BEP Pension terms applicable on December 31, 2004.

The annual cash incentive compensation considered for purposes of pension determinations as described above for executives in salary bands A and B is limited to the lesser of either (a) actual annual cash incentive or (b) annual cash incentive at an Annual Incentive Award rating of 100% and individual performance rating of the fourth highest level on a five point scale. Messrs. Willard, Gifford and Johnson are subject to this limit as follows:

Name	2018 Annual Incentive Award ($)	Amount of 2018 Award Recognized for Future Pension Calculations ($)
Howard A. Willard III	2,250,000	2,156,300
William F. Gifford, Jr.	928,600	928,600
Craig A. Johnson	1,051,000	1,051,000

The amounts payable by Altria under the BEP Pension are determined taking into account certain payments made to the executives before 2008 in order to prevent duplicative benefit payments.

■

From 1996 through 2007, a number of our employees, including Messrs. Willard, Barrington and Johnson, received Funding Payments with respect to pre-2005 vested benefits that were made either to individual trusts established by the employee or directly to the employees themselves.

■

From 2005 through 2007, accruals under the BEP Pension ceased for a number of employees, including Messrs. Willard, Barrington and Johnson and these employees received annual Target Payments that were calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by the BEP Pension. Accruals under the BEP Pension commenced again effective January 1, 2008.

Altria Group, Inc. – Proxy Statement	53

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (1) ($)	Aggregate Earnings in Last Fiscal Year (2) ($)	Aggregate Withdrawals / Distributions in Last Fiscal Year (3) ($)	Aggregate Balance at Last Fiscal Year-End (4) ($)
Howard A. Willard III	Benefit Equalization Plan	—	83,820	22,069	—	819,845
Martin J. Barrington	Benefit Equalization Plan	—	40,982	17,584	1,047,341	—
William F. Gifford, Jr.	Benefit Equalization Plan	—	54,500	5,843	—	249,596
Murray R. Garnick	Benefit Equalization Plan	—	85,625	17,540	—	743,220
Craig A. Johnson	Benefit Equalization Plan	—	68,233	43,314	—	1,610,335
K.C. Crosthwaite	Benefit Equalization Plan	—	13,075	234	—	10,956
James E. Dillard	Benefit Equalization Plan	—	17,867	4,243	472,901	—
(1)	The amounts in this column reflect contributions to the non-qualified BEP for deferred profit-sharing purposes earned in 2018, which were credited to the participant’s account as of the last business day of February 2019 and are included in the “Allocation to Defined Contribution Plans” column of the All Other Compensation table on page 48.
(2)	The values in this column consist of amounts credited as earnings for 2018 on BEP account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the Summary Compensation Table on page 47.
(3)	In connection with their retirements, Messrs. Barrington and Dillard received lump sum payments of their BEP accounts in December 2018.
(4)	The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years for Mr. Willard, $355,019; for Mr. Barrington, $938,982; for Mr. Gifford, $117,634; for Mr. Garnick, $79,857; for Mr. Johnson, $606,751; and for Mr. Dillard, $52,575. Allocations were also made for years when these individuals were not NEOs. As a result of payments made to trusts established for our NEOs (except for Messrs. Gifford, Garnick, Crosthwaite and Dillard), as described in the “Defined Contribution Plans” section below, our liabilities are less than the amounts shown in the table. Amounts credited for 2005 through 2007 under the BEP (including earnings adjustments on such amounts through December 31, 2007) are not reflected in the aggregate balances, because the BEP formula takes into account Target Payments previously made and reported. See the discussion below for further information concerning the 2008 supplemental retirement plan changes.

Defined Contribution Plans

Our NEOs participate in the Deferred Profit-Sharing Plan for Salaried Employees (“DPS Plan”), which is a broad-based tax-qualified defined contribution plan, and the deferred profit-sharing portion of the BEP (“BEP DPS”), which is an unfunded, non-qualified supplemental plan.

DPS Plan

The majority of our salaried employees are eligible for the DPS Plan. Under the DPS Plan, we make a contribution (the “Altria Contribution”) on behalf of each eligible participant for each year. Participants may also defer up to 35% of their eligible compensation on a pre-tax or after-tax basis into the DPS Plan, subject to DPS Plan and tax-qualification limits. For 2018, we determined our contribution using a formula based on Altria’s annual growth in adjusted diluted EPS, but capped at 12% of each eligible DPS Plan participant’s eligible compensation. The formula resulted in an Altria Contribution for each eligible participant for 2018 equal to 10% of eligible compensation. Salaried employees who are eligible for an Altria Contribution but who are not eligible for ongoing accruals in the Retirement Plan are generally entitled to a supplemental Altria Contribution of 5% and matching contributions up to 3% on employee contributions. For 2018, Messrs. Dillard and Garnick were our only NEOs who were eligible for the supplemental Altria Contribution and matching contributions. For purposes of the DPS Plan, eligible compensation for our NEOs is the amount reported as salary in the Summary Compensation Table. Participants may receive the balance in their account under the DPS Plan upon termination of employment in a lump sum, as a deferred lump sum payment or in installments over a period of years.

54	www.altria.com

EXECUTIVE COMPENSATION

BEP DPS

The BEP DPS provides benefits that cannot be provided under the DPS Plan because of one or more statutory limits. For example, the tax laws limit the amount of compensation that can be taken into account under the DPS Plan for any year and impose other limits on the amounts that can be allocated to individuals’ accounts. A salaried participant whose salary exceeds the compensation limit or was otherwise affected by a tax law limit is entitled to an amount generally equal to the additional benefit the participant would have received under the DPS Plan but for the application of the tax law limits. Accordingly, bookkeeping accounts reflecting this additional amount have been maintained under the BEP DPS for our NEOs and other affected participants. A further notional allocation is made annually to reflect the amount credited to the participant’s account under the BEP DPS assuming the account was invested in the Interest Income Fund maintained under the DPS Plan. The Interest Income Fund is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2018, produced earnings at a rate of 2.46%. BEP DPS allocations relating to periods after 2004 are paid in a lump sum following separation from service. Distribution of a pre-2005 account is subject to the BEP DPS terms applicable on December 31, 2004.

As with the BEP Pension benefit, between 1996 and 2007, Messrs. Willard, Barrington and Johnson and certain other executive officers received payments that were made directly to them or to individual trusts and that offset the pre-2005 BEP DPS allocations. When BEP (Pension and DPS) accruals ceased for 2005 through 2007, Messrs. Willard, Barrington and Johnson and certain other officers received Target Payments for 2005 through 2007 in lieu of BEP DPS allocations. The reinstated BEP that was effective January 1, 2008 also included reinstatement of the BEP DPS. As is noted above, the amounts payable by Altria under the BEP DPS are determined taking into account Target Payments made to executives before 2008 in order to prevent duplicative benefit payments.

Payments upon Change in Control or Termination of Employment

We do not have individual employment, severance or change in control agreements with any of our NEOs. The following arrangements apply in the event of a change in control or certain terminations of employment.

Payments upon Change in Control

The 2015 PIP applies to all equity awards granted in 2016 and later, the 2018 Annual Incentive Award plan and the 2017 – 2019 LTIP. It covers all participants in these programs, including our NEOs. Upon a change in control of Altria, payment of awards will not be triggered unless the successor entity either (i) fails to assume or replace outstanding awards or (ii) assumes or replaces outstanding awards, but the participant’s employment is terminated by the successor entity for any reason other than “cause” or by the participant with “good reason” within a specified time period.

If the payment of awards is triggered, it would have the following consequences:

■	the restrictions on outstanding RSUs, PSUs or restricted stock would lapse;
■	any stock options and stock appreciation rights would become fully vested and exercisable;
■	awards of the types described in the above two bullets would be cashed out at the change in control price, unless the Compensation Committee determines to treat the awards in a different manner as permitted by the 2015 PIP;
■	fully earned but unpaid annual and long-term incentive awards would become payable; and
■	annual and long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable, but only on a prorated basis (the number of full or partial months divided by the total number of months in the performance cycle) applied as follows:
■	annual incentive awards at the greater of the target award amount or the average of the participant’s actual last three years’ awards; and
■	long-term incentive cash awards at target.

Equity awards that were made in 2015 and remain unvested are governed by the 2010 PIP. Under the terms of that plan, upon a change in control of Altria the restrictions on outstanding RSUs would lapse, and the RSUs would be cashed out at the change in control price, unless the Compensation Committee determines to treat the awards in a different manner, such as the acquiring company’s assumption or substitution of the awards.

Altria Group, Inc. – Proxy Statement	55

EXECUTIVE COMPENSATION

For these purposes, for both the 2010 and 2015 PIP, a change in control occurs: (a) upon an acquisition of 20% or more of either our outstanding common stock or the voting power of our outstanding voting securities by an individual or entity, excluding certain acquisitions involving us or our affiliates or where our beneficial owners continue to meet certain ownership thresholds, coupled with the election to our Board of at least one individual determined in good faith by a majority of the then-serving members of our Board to be a representative or associate of such individual or entity; (b) when members of our Board, or members thereafter nominated or elected by such members, cease to constitute a majority of our Board; (c) upon certain reorganizations, mergers, share exchanges and consolidations involving us; or (d) upon our liquidation or dissolution, or sale of substantially all of our assets, with limited exceptions.

The amounts that would have become payable to our NEOs on a change in control of Altria, as of December 31, 2018, were as follows (other than Messrs. Barrington and Dillard who both retired in 2018):

Change in Control Only (Successor Assumes/Replaces Awards and No Termination of Employment)
Name	Unvested Restricted Stock Units (1) ($)	Unvested Performance Stock Units ($)	Completed 2018 Annual Incentive Cycle ($)	2017 - 2019 LTIP Cycle ($)	Total ($)
Howard A. Willard III	1,358,225	—	—	—	1,358,225
William F. Gifford, Jr.	1,358,225	—	—	—	1,358,225
Murray R. Garnick	905,813	—	—	—	905,813
K.C. Crosthwaite	452,906	—	—	—	452,906
(1)	Assumes a change in control price of $49.39, the closing price of Altria common stock on December 31, 2018. Reflects the 2015 equity awards granted under the 2010 PIP.

Change in Control and Either (1) Successor Fails to Assume/Replace Awards or (2) Qualifying Termination of Employment
Name	Unvested Restricted Stock Units (1) ($)	Unvested Performance Stock Units (1) ($)	Completed 2018 Annual Incentive Cycle (2) ($)	2017 - 2019 LTIP Cycle (3) ($)	Total ($)
Howard A. Willard III	7,085,737	3,126,239	1,875,000	3,836,300	15,923,276
William F. Gifford, Jr.	7,136,213	1,293,574	920,000	2,128,000	11,477,787
Murray R. Garnick	4,438,531	935,891	883,667	2,171,151	8,429,240
Craig A. Johnson	2,431,864	963,846	1,153,667	2,654,400	7,203,777
K.C. Crosthwaite	2,155,280	249,221	252,000	515,500	3,172,001
(1)

Assumes a change in control price of $49.39, the closing price of Altria common stock on December 31, 2018 and payment at target for PSUs. Reflects the 2016 - 2018 equity awards granted under the 2015 PIP and the 2015 equity awards granted under the 2010 PIP.

(2)

Based on the executive having worked the entire performance period and the greater of the target award payable under the 2018 Annual Incentive Award plan or the average of the executive’s actual last three years’ awards. The 2018 Annual Incentive Award plan is subject to the terms of the 2015 PIP.

(3)

Based on the target award payable under the 2017 – 2019 LTIP and the executive having worked 24 months of the three-year performance period. Payment is subject to the discretion of the Compensation Committee and the terms of the 2015 PIP.

Upon a change in control, the retirement benefits under the BEP described above in “Pension Benefits” and “Non-Qualified Deferred Compensation” become payable, without any additional benefits or enhancements as a result of the change in control.

We maintain a non-qualified grantor trust (the “Trust”), commonly known as a “rabbi trust,” to provide a limited amount of financial security for the participants’ unfunded benefits under the BEP in the event of a change in control of Altria. The Trust is unfunded until funding is triggered by a change in control. In such an event, Trust assets would still be subject to the claims of our general creditors in cases of insolvency and bankruptcy. The Trust does not provide additional benefits or enhancements to the participants in the BEP.

56	www.altria.com

EXECUTIVE COMPENSATION

Other than the BEP payments and Trust funding, none of our retirement plans or any other related agreements provide our NEOs with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that, in the event of a change in control, ensure vesting and continuation of profit-sharing contributions for the year in which a change in control occurs and the following two years. All of our NEOs are fully vested in the retirement plans for which they are eligible and other related agreements. Similarly, no special provisions apply to any of our NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Termination Payments

In the event of certain involuntary terminations of employment, a majority of our salaried employees, including all of our NEOs, are eligible for severance benefits under the Severance Pay Plan for Salaried Employees (“Severance Plan”). The Severance Plan provides for severance pay (based on salary) and continuation of certain benefits for up to 64 weeks depending on years of service. In order to receive any of these benefits, eligible employees must execute a general release of claims. Periods for which employees are entitled to severance payments may be counted toward vesting (up to 52 weeks) for purposes of the Retirement Plan and post-retirement medical coverage.

The following table shows the amount of severance that would be paid under the Severance Plan to each eligible NEO had he been involuntarily separated on December 31, 2018 and eligible for these payments (other than Messrs. Barrington and Dillard who both retired in 2018):

Name	Severance Payments ($)
Howard A. Willard III	1,538,462
William F. Gifford, Jr.	1,046,154
Murray R. Garnick	653,846
Craig A. Johnson	1,184,000
K.C. Crosthwaite	516,923

In the event of death or long-term disability, all salaried employees with awards of unvested RSUs, PSUs or restricted stock, including our NEOs, become fully vested in those awards. In addition, our NEOs, like other salaried employees, may become entitled to prorated awards under the Annual Incentive Award plan and LTIP based on the target payment amount, subject to the discretion of Altria and the Compensation Committee. Our NEOs would also become entitled to the same life insurance and long-term disability plan benefits as other salaried employees upon a death or disability.

The following table shows the amounts that would be paid if our eligible NEOs had died or become disabled as of December 31, 2018 (other than Messrs. Barrington and Dillard who both retired in 2018):

Name	Unvested Restricted Stock Units (1) ($)	Unvested Performance Stock Units (1) ($)	2018 Annual Incentive Cycle (2) ($)	2017 - 2019 LTIP Cycle (3) ($)	Total ($)
Howard A. Willard III	7,085,737	3,126,239	1,875,000	3,836,300	15,923,276
William F. Gifford, Jr.	7,136,213	1,293,574	807,500	2,128,000	11,365,287
Murray R. Garnick	4,438,531	935,891	807,500	2,171,151	8,353,073
Craig A. Johnson	2,431,864	963,846	913,900	2,654,400	6,964,010
K.C. Crosthwaite	2,155,280	249,221	252,000	515,500	3,172,001
(1)

Based on the closing price of Altria common stock of $49.39 on December 31, 2018. Reflects the 2016 - 2018 equity awards granted under the 2015 PIP and the 2015 equity awards granted under the 2010 PIP.

(2)

Based on the executive having worked the entire performance period and the target award payable under the 2018 Annual Incentive Award plan. Payment is subject to the discretion of Altria and the Compensation Committee. The 2018 Annual Incentive Award plan is subject to the terms of the 2015 PIP.

(3)

Based on the target award payable under the 2017 – 2019 LTIP and the executive having worked 24 months of the three-year performance period. Payment is subject to the discretion of the Compensation Committee and the terms of the 2015 PIP.

Altria Group, Inc. – Proxy Statement	57

EXECUTIVE COMPENSATION

Upon retiring at the normal retirement age of 65 and the completion of five years of service, all salaried employees, including our NEOs, with unvested RSUs or PSUs become vested in the awards. Our NEOs have not reached normal retirement age as of December 31, 2018, other than Mr. Barrington, who retired on May 17, 2018, and Mr. Johnson.

In the event of a voluntary termination of employment or an involuntary termination of employment for cause, our NEOs are not eligible to receive severance, equity vesting or other amounts or benefits other than those provided to other salaried employees. The Compensation Committee has the discretion, however, to fully or partially vest any employee holding a RSU or PSU upon early retirement or upon other terminations of employment, as well as to provide for prorated payments of awards under the Annual Incentive Award plan and LTIP in similar situations, and has exercised this discretion from time to time in appropriate circumstances.

Following any termination of employment, the NEOs, like other salaried employees, are entitled to the retirement plan benefits described under “Pension Benefits” and “Non-Qualified Deferred Compensation” above.

In addition, following any termination of employment, each of our NEOs is subject to a confidentiality and non-competition agreement.

Mr. Barrington retired effective May 17, 2018. In connection with his retirement, the Compensation Committee approved a prorated cash award under the 2018 Annual Incentive Award plan at target business and individual performance in accordance with the terms of the plan (described on page 37) and agreed to vest his outstanding equity awards. The equity awards would have otherwise fully vested approximately 60 days later had Mr. Barrington’s employment terminated on his 65th birthday on July 16, 2018. Mr. Barrington is eligible to receive a prorated 2017 – 2019 LTIP payment in accordance with the terms of the plan. His prorated target award amount under the LTIP is $5,088,800 (representing 502 of 1,095 days of the performance period).

Mr. Dillard retired effective May 31, 2018. In connection with his mutually agreed-upon retirement, the Compensation Committee approved a prorated cash award under the 2018 Annual Incentive Award plan at target business and individual performance in accordance with the terms of the plan (described on page 37) and agreed to provide a cash payment in lieu of forfeited equity awards based on the average of the closing prices of Altria common stock for the 20 trading days ending on May 31, 2018. Mr. Dillard is eligible to receive a prorated 2017 – 2019 LTIP payment in accordance with the terms of the plan. His prorated target award amount under the LTIP is $937,300 (representing 516 of 1,095 days of the performance period).

CEO Pay Ratio

For 2018, our last completed fiscal year:

■	the annualized total compensation including non-cash benefits of our new CEO (Mr. Willard) was $11,746,165;
■	the annual total compensation including non-cash benefits of the median Altria employee (excluding our CEO) was $123,012; and
■	the ratio of our CEO’s annual total compensation to that of the median Altria employee was 95 to 1.

To identify the median employee, we used the following methodology:

■	We compiled a list of all employees as of December 31, 2018, which showed 8,330 total employees.
■

As permitted by the de minimis exemption under applicable SEC rules, we then excluded all non-U.S. employees (234) located in Canada (47), China (19), Germany (1) and Israel (167), as they represented less than 5% of our total workforce.

58	www.altria.com

EXECUTIVE COMPENSATION

■	We calculated the annual total compensation of each employee using a consistently applied compensation measure (“CACM”) defined as the sum of:
■	IRS Form W-2 Box 1 wages plus pre-tax benefit contributions;
■	an estimate of the annual change in pension value (if eligible for our defined benefit pension plan);
■	Altria’s 2018 contribution to each employee’s defined contribution plan account; and
■

Altria-provided non-cash benefits for non-discriminatory benefit plans, including medical, dental, vision, life insurance, accidental death and dismemberment, short-term disability and long-term disability.

■	We annualized the 2018 compensation of all full- and part-time employees hired after January 1, 2018 who were not temporary or seasonal. We did not make a full-time equivalent adjustment for any employee.
■	Most of our employees participate in our defined benefit pension plan and receive company contributions to their defined contribution plan accounts. We believe that adding these components to the CACM not only results in a reasonable approximation of their annual total compensation, but also mitigates large fluctuations in the median employee total compensation from one year to the next.

For purposes of the ratio described above, we determined the median employee’s total compensation for 2018 in the same manner used to determine our CEO’s total compensation for 2018 as reported in the “Total” column in the Summary Compensation Table, except that, in each case, non-cash benefits were added.

Our median employee for 2018 is an AGDC field sales employee. The majority of our employees are long-tenured employees, and we employ few part-time employees.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Altria Group, Inc. – Proxy Statement	59

EXECUTIVE COMPENSATION

Proposal 3

Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers
Our Board recommends a vote FOR this Proposal.

We are required to provide shareholders with a non-binding advisory vote to approve the compensation of our named executive officers, as such compensation is disclosed in this Proxy Statement. In response to the preference expressed by our shareholders at our 2018 Annual Meeting, our Board adopted a policy of holding this non-binding advisory vote annually.

At our 2018 Annual Meeting, over 94% of the shares voted were cast in support of the compensation of our named executive officers. We recommend that shareholders again approve and support the decisions pertaining to the compensation of our named executive officers and our executive compensation program. We believe that our executive compensation program successfully aligns the interests of our named executive officers with the interests of our shareholders by promoting our Mission and business strategies, rewarding the successful execution of those strategies in a fair and financially disciplined manner and supporting the ability to attract, develop and retain world-class leaders. We encourage shareholders to review carefully the Compensation Discussion and Analysis and accompanying compensation tables and narrative discussion beginning on page 26 for a more detailed description of our executive compensation program and decisions, including our pay-for-performance philosophy and alignment.

We are asking shareholders to vote on the following non-binding resolution:

“RESOLVED, that shareholders of Altria Group, Inc. approve on an advisory basis the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, related footnotes and narrative discussion of this Proxy Statement.”

Our Board recommends a vote FOR this proposal.

This vote is not binding upon Altria, our Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”), unless our Board modifies its policy of holding this vote on an annual basis.

60	www.altria.com

Shareholder Proposals

Proposal 4

Shareholder Proposal Regarding Reducing and Disclosing Nicotine Levels in Cigarette Brands
Our Board recommends a vote AGAINST this shareholder proposal.

The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207, claiming beneficial ownership of Altria common stock with a market value of at least $2,000, together with three co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to our Corporate Secretary. Altria is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

WHEREAS:

According to the U.S. Centers for Disease Control (CDC), in 2015 an estimated 15.1% (36.5 million U.S. adults were current cigarette smokers. Of these 75.7% (27.6 million) smoked every day;

Both cigarettes and e-cigarettes contain nicotine, a highly addictive drug;

A US government fact sheet on drugabuse.gov states: “The nicotine in any tobacco product readily absorbs into the blood when a person uses it. Upon entering the blood, nicotine immediately stimulates the adrenal glands to release the hormone epinephrine (adrenaline). Epinephrine stimulates the central nervous system and increases blood pressure, breathing, and heart rate. As with drugs such as cocaine and heroin, nicotine increases levels of the chemical messenger dopamine, which affects parts of the brain that control reward and pleasure. Studies suggest that other chemicals in tobacco smoke, such as acetaldehyde, may enhance nicotine’s effects on the brain... Although nicotine is addictive, most of the severe health effects of tobacco use come from other chemicals.”

In July 2017, FDA Commissioner Scott Gottlieb announced a proposal to cut the level of nicotine in cigarettes to non–addictive levels - what Bloomberg Business Week called “the most sweeping effort to reduce smoking in the US since 1965.”

The U.S. Food and Drug Administration issued an advanced notice of a proposed rule in March that would reduce nicotine in all cigarettes and possibly other burned tobacco products sold in the U.S. to minimally addictive levels. Reducing nicotine in cigarettes does not make the cigarette safer, but because nicotine is the addictive chemical in tobacco, nicotine reduction would reduce the progression towards tobacco dependence and make it easier for smokers to quit smoking.

A new study conducted by the University of Minnesota and eight additional institutions recently published in the JAMA adds to the accumulating evidence to support this proposal and addresses whether a gradual reduction or a targeted immediate reduction in nicotine in cigarettes is the best approach.

Key findings include:

●	Immediate nicotine reduction is likely to result in more rapid positive public health effects.
●	Smokers in the immediate reduction group experienced significantly less exposure to toxic cigarette smoke chemicals and reported smoking fewer cigarettes per day.

RESOLVED: Shareholders request the Board take steps to preserve the health of its tobacco-using customers by making available to them information on the nicotine levels for each of our cigarette brands and begin reducing nicotine levels in our brands to a less addictive level.

SUPPORTING STATEMENT: Commissioner Gottlieb stated: “Unless we change course, 5.6 million children alive today will die prematurely later in life from tobacco use. A renewed focus on nicotine can help us to achieve a world where cigarettes no longer addict future generations of our kids; and where adults who still need or want nicotine can get it from alternative and less harmful sources.”

We expect our company to be involved in the public debate on the FDA’s proposal and urge it to play a positive role in reducing the addictiveness of cigarettes and other combusted tobacco products.

Altria Group, Inc. – Proxy Statement	61

SHAREHOLDER PROPOSALS

Our Board recommends a vote AGAINST this shareholder proposal.

Altria believes that this proposal to reduce nicotine levels in our cigarette products to a “less addictive level” and to publicly disclose nicotine levels for each of our cigarette brands presents significant regulatory challenges for our cigarette operating companies because it requests actions for which the FDA has not provided authorization or guidance.

In July 2017, the FDA announced a “Comprehensive Plan for Tobacco and Nicotine Regulation” that recognized and endorsed a continuum of risk for tobacco products; acknowledged that it is not the nicotine, but rather the combustion, that causes the cancer, lung disease and heart disease related to smoking; and identified a number of actions the FDA intends to pursue to advance its Comprehensive Plan. One of the FDA’s actions was to issue an Advance Notice of Proposed Rulemaking (“ANPRM”) to evaluate a potential product standard for reducing nicotine levels in combustible cigarettes to minimally or non-addictive levels, which it issued in March 2018 and to which Altria commented in July 2018. Issuing the ANPRM on nicotine in combustible cigarettes was the first step in a public process to evaluate the issues, including the potential for any adverse effects from reducing nicotine levels.

Reducing nicotine levels in our cigarettes, as the proposal requests, would involve making changes to our products that require FDA review and authorization. Authorization by the FDA of lower-nicotine cigarette products seems highly improbable unless or until FDA issues a nicotine product standard. Given that the FDA is in the process of evaluating the ANPRM responses and other information to determine whether a nicotine product standard is appropriate, the proposal to reduce nicotine levels in our cigarettes is premature. In fact, in November 2018, the FDA Commissioner indicated with respect to the ANPRM that the FDA has “expedited the review of comments and spent hours, days and months taking close consideration of the questions raised and evidence presented by the public and various stakeholders.”

Additionally, the proposal requests that our cigarette operating companies publicly disclose the nicotine levels of our cigarette brands. Congress has charged the FDA with requiring testing and reporting of constituents, including nicotine, and communicating that information in a way that is understandable and not misleading. Although the FDA has taken some initial actions to consider these statutory requirements, it has not established a test method or determined how to disclose nicotine levels in a non-misleading way. Again, the proposal is premature and would require us to undertake costly and burdensome activities without the benefit of regulatory guidance.

For these reasons, Altria believes the issues raised in this proposal will continue to be appropriately addressed within the FDA regulatory framework. Further, the actions requested would impose additional and unnecessary burdens and costs and would not be in the best interests of Altria or our shareholders.

Our Board recommends a vote AGAINST this shareholder proposal.

62	www.altria.com

SHAREHOLDER PROPOSALS

Proposal 5

Shareholder Proposal Regarding Disclosure of Lobbying Policies and Practices
Our Board recommends a vote AGAINST this shareholder proposal.

Trinity Health, 766 Brady Avenue, Apt. 635, Bronx, New York 10462, claiming beneficial ownership of Altria common stock with a market value of at least $2,000, submitted the proposal set forth below. Altria is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

Whereas, we believe in full disclosure of Altria’s direct and indirect lobbying activities and expenditures to assess whether Altria’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Altria request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Altria used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Altria’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Altria is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating, Corporate Governance and Social Responsibility Committee and posted on Altria’s website.

Supporting Statement

We encourage transparency in the use of corporate funds to influence legislation and regulation. Altria spent $81,490,000 from 2010 - 2017 on federal lobbying. This figure does not include state lobbying, where Altria reportedly lobbies in all 50 states but disclosure is uneven or absent. For example, a study found Altria spent $16,763,373 lobbying in six states from 2012 - 2015 (“How Leading U.S. Corporations Govern and Spend on State Lobbying,” Sustainable Investments Institute, February 2017), and Altria’s lobbying on cigarette taxes has drawn scrutiny (“A tobacco giant spent far more than anyone on lobbying in 2018”) Louisville Courier Journal, May 21, 2018).

Altria sits on the board of the Chamber of Commerce, which has spent over $1.4 billion on lobbying since 1998. Altria does not comprehensively disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Altria will disclose trade association payments used for political contributions, but this does not cover payments used for lobbying. This leaves a serious disclosure gap, as trade associations generally spend far more on lobbying than on political contributions. And Altria does not disclose its payments to tax-exempt organizations that write and endorse model legislation, such as its involvement in the American Legislative Exchange Council (ALEC).

We are concerned that Altria’s lack of disclosure presents reputational risks. For example, Altria’s ALEC membership has attracted attention (“Broad Coalition Calls on Corporations to Drop Funding for ALEC Over Horowitz Speeches,” PR Watch, August 27, 2018). Over 110 companies have publicly left ALEC, including 3M and Merck.

Altria Group, Inc. – Proxy Statement	63

SHAREHOLDER PROPOSALS

Our Board recommends a vote AGAINST this shareholder proposal.

Responsible and constructive participation in the legislative, regulatory and political processes at all levels of government is important to our businesses and our shareholders. We agree that shareholders and the public should have access to information about our political activities. That is why we have made extensive, voluntary disclosures in this area for many years. We believe these disclosures provide ample transparency into our engagements on public policy issues that affect our companies and provide much of the information requested in the proposal. Consequently, the additional report requested in the proposal is unnecessary.

Our public policy engagement and disclosure program includes the following elements:

■An established and robust political law and ethics compliance program that comprehensively addresses our public policy activities and includes detailed policies and procedures directed at complying with laws related to legislative and political activities.
■Oversight of our public policy activities by the Board’s Nominating, Corporate Governance and Social Responsibility Committee. Both this Committee and the full Board receive updates on the Company’s legislative, political and regulatory engagements.
■Significant and meaningful voluntary disclosures of our legislative and political activities on our website including:
■Descriptions of company positions on numerous legislative and regulatory issues,
■Links to our quarterly federal lobbying reports,
■Interactive maps that link to the government databases that contain our state lobbying reports, detailed information on our political contributions (which we update twice a year),
■Links to the grassroots websites that Altria’s operating companies use to communicate with stakeholders,
■Examples of significant trade association memberships, listing a number of public policy organizations where an employee serves on the organization’s board of directors, a key committee, or an advisory council, and
■Identification of certain third party organizations that we support.

We believe that support for third-party organizations – trade groups, advocacy groups, policy think tanks and others – is integral to our companies’ success on legislative issues that affect their businesses. We regularly examine how we may enhance our voluntary disclosures. Information on all the foregoing topics is available on altria.com.

Our longtime commitment to both transparency and compliance has been recognized by various third-party organizations. Since the creation of the Center for Political Accountability-Zicklin Index in 2011, Altria has been rated in the top tier of companies for our voluntary disclosure of political activities and, for the past three years has earned one of the Center for Political Accountability’s top five rankings among the S&P 500. These rankings and other constructive engagements, such as our participation in the Conference Board’s Committee on Corporate Political Spending, demonstrate our leadership on these issues.

Altria and our companies are committed to ensuring that all of our political engagements are legal, ethical and transparent. Our significant disclosures, described above, reflect this commitment. Because we already make significant information regarding our public policy activities readily available, we believe the preparation of an additional report is duplicative and would impose unnecessary additional burdens and costs.

Our Board recommends a vote AGAINST this shareholder proposal.

64	www.altria.com

Ownership of Equity Securities of Altria

Directors and Executive Officers
The following table shows the number of shares of Altria common stock beneficially owned as of March 1, 2019, by each director, nominee for director, NEO and our directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer, as well as all directors and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership	(1) (2)
Martin J. Barrington	549,947
John T. Casteen III	49,014
K.C. Crosthwaite	36,012
Dinyar S. Devitre	91,075
James E. Dillard III	51,936
Thomas F. Farrell II	75,981
Murray R. Garnick	27,265
William F. Gifford, Jr.	142,413
Craig A. Johnson	216,349
Debra J. Kelly-Ennis	23,757
W. Leo Kiely III	25,754
Kathryn B. McQuade	31,262
George Muñoz	68,385
Mark E. Newman	9,318
Nabil Y. Sakkab	39,660
Virginia E. Shanks	5,979
Howard A. Willard III	227,497
Group (23 persons)	2,019,299
(1)	Does not include RSUs or PSUs granted to executive officers.
(2)

Includes shares as to which beneficial ownership is disclaimed as follows: Mr. Johnson, 350 (30 shares held by son, 320 shares held by step-daughter); and Mr. Willard, 353 (shares held by spouse). Also includes shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed as follows: Mr. Devitre, 57,885 (shares held in trust); Dr. Sakkab, 22,203 (shares held in joint tenancy); and group, 104,273. Also includes shares of deferred stock as follows: Mr. Casteen, 49,014; Mr. Farrell, 73,481; Ms. Kelly-Ennis, 23,757; Ms. McQuade, 28,178; Mr. Muñoz, 38,156; and Mr. Newman, 3,296.

In addition to the shares shown in the table above, as of March 1, 2019, those directors who participate in our director deferred fee program had the following Altria share equivalents allocated to their accounts: Mr. Farrell, 31,616; Ms. Kelly-Ennis, 15,464; Ms. McQuade, 6,017; Mr. Muñoz, 12,149; and Mr. Newman, 1,015. See “Board and Governance Matters – Director Compensation” on page 10 for a description of the deferred fee program for directors.

Altria Group, Inc. – Proxy Statement	65

OWNERSHIP OF EQUITY SECURITIES OF ALTRIA

Certain Other Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned (#)		Common Stock Ownership as of March 25, 2019 (%)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	145,628,219	(1)	7.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	145,483,146	(2)	7.8%
(1)	According to the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 11, 2019, disclosing the number of shares as of December 31, 2018.
(2)	According to the Schedule 13G/A filed with the SEC by The Vanguard Group on February 11, 2019, disclosing the number of shares as of December 31, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during 2018 all reports for our directors and executive officers that were required to be filed under Section 16 of the Exchange Act were filed on a timely basis.

66	www.altria.com

Related Person Transactions and Code of Conduct

Our Board has adopted a written Policy on Related Person Transactions that requires our executive officers, directors and nominees for director to promptly notify our Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000, (ii) we are, were or are proposed to be a participant and (iii) such person or such person’s immediate family members (“Related Persons”) has had or may have a direct or indirect material interest (a “Related Person Transaction”). Subject to certain exceptions delineated in the policy, Related Person Transactions must be brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee or any other committee designated by our Board that is comprised solely of independent directors for an assessment of whether the transaction or proposed transaction should be permitted to proceed. In deciding whether to approve, ratify or disapprove the Related Person Transaction, the Committee is required to consider all relevant facts and circumstances, including the commercial reasonableness of the terms of the transaction, the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, the materiality of the Related Person Transaction to us, the impact of the Related Person Transaction on the Related Person, the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the NYSE listing standards) and the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction. If the designated Committee determines that the Related Person has a direct or indirect material interest in any such transaction, the Committee must review and approve, ratify or disapprove the Related Person Transaction. During 2018, there were no Related Person Transactions.

In addition to the Policy on Related Person Transactions, the Director Code and the Code of Conduct have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with our interest, including our subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position. Similarly, the Code of Conduct requires all our officers and employees to avoid situations where the officer’s or employee’s “personal, financial or other activity or relationship affects our ability to make loyal and objective business decisions on behalf of our companies.” The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

All three of the policies discussed above are available on our website at www.altria.com.

Altria Group, Inc. – Proxy Statement	67

Questions and Answers about the 2019 Annual Meeting and Voting

1.	Why did I receive these proxy materials?

Our Board of Directors is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2019 Annual Meeting on May 16, 2019 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219. The proxies also may be voted at any adjournments or postponements of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the meeting.

2.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board of Directors has designated Howard A. Willard III and Murray R. Garnick as proxies for the 2019 Annual Meeting.

3.	What is the record date and what does it mean?

The record date for the 2019 Annual Meeting is March 25, 2019 (the “record date”). The record date was established by our Board of Directors as required by Virginia law. Only shareholders of record at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and
(b)	vote at the meeting and any adjournments or postponements of the meeting.

Each shareholder of record on the record date is entitled to one vote for each share of our common stock held. On the record date, there were 1,872,516,863 shares of our common stock outstanding.

4.	What is the difference between a shareholder of record and a shareholder who holds shares in street name?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record.

If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 13 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares without instructions from you.

It is important that you vote your shares if you are a shareholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 13.

68	www.altria.com

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

5.	How can I vote my shares of common stock?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by the Internet, using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials, proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

In Person: All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting.

See also “Proxy Statement Summary – Casting Your Vote” on page i.

6.	How do I vote if I participate in the dividend reinvestment plan?

The proxy card includes your dividend reinvestment plan shares.

The answer to Question 5 above explains how you can vote.

7.	How do I vote shares held in the Deferred Profit-Sharing Plan for Salaried Employees or the Deferred Profit-Sharing Plan for Hourly Employees?

If you own shares of Altria common stock through an account in our defined contribution plans (the Deferred Profit-Sharing Plan for Salaried Employees or the Deferred Profit-Sharing Plan for Hourly Employees), you can instruct the plan trustee to vote the shares held in your account by voting as explained in the answer to Question 5. Unless your proxy for your defined contribution plan shares is received by May 13, 2019, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless applicable law requires otherwise.

Altria Group, Inc. – Proxy Statement	69

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

8.	What items will be voted on at the 2019 Annual Meeting?

Proposal 1
Election of Directors
See pages 16-21.

Voting Requirement
Directors will be elected by a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee.

Any director who receives a greater number of votes AGAINST his or her election than votes FOR such election is required to offer promptly in writing to submit his or her resignation to our Board in accordance with our Corporate Governance Guidelines. The Nominating, Corporate Governance and Social Responsibility Committee will consider the offer and recommend to our Board whether to accept the offer. The full Board will consider all factors it deems relevant to our best interests, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

Board Recommendation
Our Board recommends a vote FOR each of the nominees named in the Proxy Statement.

Voting Choices
■Vote for a nominee;
■Vote against a nominee; or
■Abstain from voting on a nominee.

Proposal 2
Ratification of the Selection of Independent Registered Public Accounting Firm
See page 24.

Voting Requirement The selection of the independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST.	Board Recommendation Our board recommends a vote FOR this proposal. Voting Choices ■Vote for the ratification; ■Vote against the ratification; or ■Abstain from voting.

70	www.altria.com

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

Proposal 3
Non-Binding Advisory Vote to Approve the Compensation of Our NEOs
See page 60.

Voting Requirement
The compensation of our named executive officers will be approved on an advisory basis if the votes cast FOR exceed the votes cast AGAINST.

This vote is not binding upon Altria, our Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders through their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Board Recommendation Our board recommends a vote FOR this proposal. Voting Choices ■Vote for the compensation of our NEOs; ■Vote against the compensation of our NEOs; or ■Abstain from voting.

Proposal 4
Shareholder Proposal Regarding Reducing and Disclosing Nicotine Levels in Cigarette Brands
See pages 61-62.

Voting Requirement The shareholder proposal will be approved if the votes cast FOR exceed the votes cast AGAINST.	Board Recommendation Our board recommends a vote AGAINST this shareholder proposal. Voting Choices ■Vote for the proposal; ■Vote against the proposal; or ■Abstain from voting.

Proposal 5
Shareholder Proposal Regarding Disclosure of Lobbying Policies and Practices
See pages 63-64.

Voting Requirement The shareholder proposal will be approved if the votes cast FOR exceed the votes cast AGAINST.	Board Recommendation Our board recommends a vote AGAINST this shareholder proposal. Voting Choices ■Vote for the proposal; ■Vote against the proposal; or ■Abstain from voting.

Altria Group, Inc. – Proxy Statement	71

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

9.	Are votes confidential?

It is our long-standing practice to hold the votes of each shareholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to us; or (d) to allow the independent inspectors of election to certify the results of the vote.

10.	Who counts the votes?

As we have for many years, we retain an independent tabulator to receive and tabulate the proxies and appoint independent inspectors of election to certify the results.

11.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their voting choice for each matter. If you sign and return your proxy, yet you do not make a specific choice for one or more matters, unvoted matters will be voted FOR the election of each of the nominees for director, FOR the proposal to ratify the selection of PricewaterhouseCoopers, FOR the non-binding advisory vote to approve the compensation of our NEOs and AGAINST each of the two shareholder proposals, as applicable.

12.	What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all shares represented by each proxy card. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A. Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078; you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

13.	Will my shares be voted if I do not provide my proxy or voting instructions?

Shareholders of Record: If you are a shareholder of record (see Question 4), your shares will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4) and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under the NYSE rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules, so the broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

14.	Are abstentions and broker non-votes counted?

Abstentions and broker non-votes on one or more matters will not be considered votes cast and, therefore, will not affect the outcome of the vote on those matters at the 2019 Annual Meeting. Broker non-votes are described more particularly in Question 13 above.

72	www.altria.com

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

15.	How can I revoke a proxy or change my vote?

If you are a shareholder of record, you can revoke a proxy or change your vote before the completion of voting at the meeting by:

(a)	giving written notice to our Corporate Secretary;
(b)	delivering a later-dated proxy; or
(c)	voting in person at the meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

16.	Who will pay the cost of this proxy solicitation?

We will pay the cost of this solicitation of proxies. In addition to the use of the mail, some of our officers and employees may solicit proxies by telephone or e-mail and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of our proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

17.	How do I obtain admission to the 2019 Annual Meeting?

Admission Process: If you plan to attend the meeting, you must request an admission ticket in advance.

Please submit your request for an admission ticket by completing the Pre-Registration Form located on the last page of this Proxy Statement and submitting it, along with your proof of ownership as of the record date, no later than May 10, 2019, using one of the means identified on the Pre-Registration Form.

If your shares are held for you in the name of your broker, bank or other nominee, please provide evidence of your stock ownership as of the record date (such as your voting instruction form, a current letter from your broker, bank or other nominee or a photocopy of a brokerage or other account statement).

If you are a duly appointed proxy for a shareholder, you must provide proof of your appointment and proof of share ownership for the shareholder for whom you are a proxy.

Guest Policy: You may bring only one immediate family member as a guest. All immediate family member guests must be 21 years of age or older. If you are a duly appointed proxy for a shareholder, you may not bring a guest.

I.D. Requirements: All meeting attendees must present government-issued photo identification, such as a driver’s license or passport, at the meeting.

Important Logistical Matters: The meeting facilities will open at 8:00 a.m., Eastern Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

Altria Group, Inc. – Proxy Statement	73

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

18.	May shareholders ask questions at the 2019 Annual Meeting?

Yes. The Chairman will answer shareholders’ questions during the question and answer period of the meeting. In order to provide an opportunity to as many attendees as possible who wish to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question if all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

19.	How many votes must be present to hold the 2019 Annual Meeting?

In order for us to conduct the meeting, a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the meeting. This is referred to as a quorum.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

74	www.altria.com

Questions and Answers about Communications, Altria Documents and Shareholder Proposals

1.	How do I communicate with our Board of Directors?

Shareholders and other interested parties who wish to communicate with our Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and have directed our Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of our Board and its Committees are to be forwarded to the Presiding Director.

Communications that relate to matters that are within the responsibility of one of the Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

2.	How can a shareholder nominate a director or submit a proposal for next year’s annual meeting?

Business Proposals for Inclusion in Next Year’s Proxy Statement (Rule 14a-8): SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2020 Annual Meeting (presently anticipated to be held on May 14, 2020) must be received by our Corporate Secretary no later than December 6, 2019.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access): Our By-Laws permit a shareholder (or group of shareholders (up to 20)) who has owned a significant amount of Altria common stock (at least 3% of our outstanding shares) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 20% of the Board) for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws. Director nominations submitted under this By-Law provision must be received by our Corporate Secretary between November 6 and December 6, 2019.

Director Nominees and Other Business Proposals for Consideration at Next Year’s Annual Meeting: Our By-Laws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted for inclusion in next year’s proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2020 Annual Meeting submitted under these By-Law provisions must be received by our Corporate Secretary between November 6 and December 6, 2019.

Our Corporate Secretary’s address is: 6601 West Broad Street, Richmond, Virginia 23230. Notice must include the information required by our By-Laws, which are available on our website at www.altria.com or without charge upon written request to our Corporate Secretary.

Altria Group, Inc. – Proxy Statement	75

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, ALTRIA DOCUMENTS AND SHAREHOLDER PROPOSALS

3.	What is householding?

Under SEC rules, companies and intermediaries such as brokers, banks and other nominees are permitted to satisfy proxy material delivery requirements by delivering one proxy statement and one annual report, or one notice of internet availability for each shareholder account, as applicable, in one envelope to all shareholders residing at the same address who share the same last name (or the company or intermediary reasonably believes are members of the same family). This method of delivery is known as “householding.”

Householding reduces the number of mailings that shareholders receive, saves on printing and postage costs and conserves natural resources. Shareholders who participate in householding continue to receive separate proxy cards, voting instruction forms or notices of internet availability, as applicable, which will allow each individual to vote independently.

Registered Shareholders: If you are a registered shareholder and currently participate in householding and wish to receive a separate copy of this Proxy Statement and the 2018 Form 10-K, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., in writing to Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078, or by calling 1-800-442-0077. If you request a separate copy of this Proxy Statement and the 2018 Form 10-K, they will be mailed within three business days from receipt of your request.

Street Name Shareholders: A street name shareholder who received this Proxy Statement and the 2018 Form 10-K at a shared address may request a separate copy of the Proxy Statement and the 2018 Form 10-K by contacting Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

4.	Where can I find Altria’s Corporate Responsibility Progress Report, Code of Conduct, Corporate Governance Guidelines, Committee Charters, Director Code of Conduct or other governance documents?

Altria’s Corporate Responsibility Progress Report is available on our website at www.altria.com/responsibility. The Altria Code of Conduct is available on our website at www.altria.com/codeofconduct. Our Corporate Governance Guidelines, charters of the Committees, the Director Code and our Articles of Incorporation and By-Laws are available on our website at www.altria.com/governance.

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

5.	How can I obtain a copy of Altria’s 2018 Form 10-K and other SEC filings?

Our 2018 Form 10-K was delivered or made available with this Proxy Statement. Additional copies of our 2018 Form 10-K (not including exhibits and documents incorporated by reference) are available in print, free of charge, to shareholders requesting a copy by writing to: Investor Relations, Altria Client Services LLC, 6601 West Broad Street, Richmond, Virginia 23230, or by calling 1-804-484-8222. You may also review our 2018 Form 10-K along with our other SEC filings by visiting our website at www.altria.com.

76	www.altria.com

Other Business

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

W. Hildebrandt Surgner, Jr.
Vice President, Corporate Secretary
and Associate General Counsel
April 4, 2019
Richmond, Virginia

Altria Group, Inc. – Proxy Statement	77

Altria Group, Inc. Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. Our management reviews certain financial results, including diluted EPS and OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, loss/gain on AB InBev/SABMiller plc (“SABMiller”) business combination, AB InBev/ SABMiller special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (“NPM”) adjustment disputes under the 1998 Master Settlement Agreement (such dispute resolutions are referred to as “NPM Adjustment Items”). Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Our management also reviews adjusted discretionary cash flow, which is defined as the change in cash and cash equivalents with certain adjustments as shown in the reconciliation below. Adjusted discretionary cash flow is a measure of our performance and is not a liquidity measure. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. Additional uses of these adjusted financial measures by the Compensation Committee are further discussed in the Proxy Statement. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided below.

Altria Group, Inc. Reconciliation of Adjusted Diluted EPS For the Year Ended December 31, 2018 (dollars in millions, except per share data)
	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2018 Reported	$9,341	$2,374	$6,967	$6,963	$3.68
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	131	33	98	98	0.05
AB InBev special items	(85)	(17)	(68)	(68)	(0.03)
Asset impairment, exit, implementation and acquisition-related costs	538	106	432	432	0.23
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(197)	197	197	0.11
2018 Adjusted for Special Items	$9,813	$2,270	$7,543	$7,539	$3.99
Growth in annual adjusted diluted EPS vs. prior year					17.7%
Adjusted diluted EPS three-year compound annual growth rate					12.5%

Altria Group, Inc. – Proxy Statement	A-1

ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc. Reconciliation of Adjusted Diluted EPS For the Year Ended December 31, 2017 (dollars in millions, except per share data)
	Earnings before Income Taxes	(Benefit) Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2017 Reported	$9,828	$(399)	$10,227	$10,222	$5.31
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	80	30	50	50	0.03
AB InBev special items	160	55	105	105	0.05
Asset impairment, exit, implementation and
acquisition-related costs	89	34	55	55	0.03
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Tax items	—	3,674	(3,674)	(3,674)	(1.91)
2017 Adjusted for Special Items	$9,797	$3,272	$6,525	$6,520	$3.39

Altria Group, Inc. Reconciliation of Adjusted Diluted EPS For the Year Ended December 31, 2016 (dollars in millions, except per share data)
	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2016 Reported	$21,852	$7,608	$14,244	$14,239	$7.28
NPM Adjustment Items	18	7	11	11	0.01
Tobacco and health litigation items	105	34	71	71	0.04
SABMiller special items	(89)	(32)	(57)	(57)	(0.03)
Loss on early extinguishment of debt	823	282	541	541	0.28
Asset impairment, exit, implementation and acquisition-related costs	206	71	135	135	0.07
Patent litigation settlement	21	8	13	13	0.01
Gain on AB InBev/SABMiller business combination	(13,865)	(4,864)	(9,001)	(9,001)	(4.61)
Tax items	—	30	(30)	(30)	(0.02)
2016 Adjusted for Special Items	$9,071	$3,144	$5,927	$5,922	$3.03

A-2	www.altria.com

ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc. Reconciliation of Adjusted Diluted EPS For the Year Ended December 31, 2015 (dollars in millions, except per share data)
	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2015 Reported	$8,078	$2,835	$5,243	$5,241	$2.67
NPM Adjustment Items	(84)	(33)	(51)	(51)	(0.03)
Tobacco and health litigation items	150	56	94	94	0.05
SABMiller special items	126	44	82	82	0.04
Loss on early extinguishment of debt	228	85	143	143	0.07
Asset impairment, exit and integration costs	11	2	9	9	—
Gain on AB InBev/SABMiller business combination	(5)	(2)	(3)	(3)	—
Tax items	41	52	(11)	(11)	—
2015 Adjusted for Special Items	$8,545	$3,039	$5,506	$5,504	$2.80

Altria Group, Inc. Selected Financial Data by Reporting Segment Reconciliation of Adjusted OCI for Years Ended December 31, (dollars in millions)
	Smokeable Products			Smokeless Products			Wine
	2018	2017	2016	2018	2017	2016	2018	2017	2016
Reported OCI	$8,408	$8,426	$7,766	$1,431	$1,306	$1,172	$50	$146	$164
NPM Adjustment Items	(145)	(5)	12	—	—	—	—	—	—
Asset impairment, exit, implementation
and acquisition-related costs	83	28	110	23	56	53	54	—	3
Tobacco and health litigation items	103	72	88	10	—	—	—	—	—
Adjusted OCI	$8,449	$8,521	$7,976	$1,464	$1,362	$1,225	$104	$146	$167
Change in adjusted OCI 2018 vs. 2017	(0.8)%			7.5%			(28.8)%

Note: As a result of the January 1, 2018 adoption of Accounting Standards Update No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, certain immaterial prior-year operating companies income amounts have been restated.

Altria Group, Inc. Reconciliation of Adjusted Discretionary Cash Flow For the Year Ended December 31, 2018 (dollars in millions)

Increase in cash, cash equivalents and restricted cash	$119
Dividends paid on common stock	5,415
Repurchases of common stock	1,673
Long-term debt repaid	864
Other (1)	370
Adjusted discretionary cash flow	$8,441
(1)	Primarily due to acquisition-related costs, impact of AB InBev dividend rebase, and tobacco and health litigation payments, net of tax.

Altria Group, Inc. – Proxy Statement	A-3

Altria Group, Inc. 2019 Annual Meeting of Shareholders Pre-Registration Form

I am a shareholder (or duly appointed proxy for a shareholder) of Altria Group, Inc. and plan to attend the Altria Group, Inc. Annual Meeting of Shareholders to be held on Thursday, May 16, 2019.

NAME (please print)	PHONE NUMBER

STREET ADDRESS	CITY	STATE	ZIP CODE

NAME OF GUEST (if any)

Please Note the Following:

■	Space is limited and pre-registration requests are accommodated on a first-come, first-served basis.
■	Guest Policy: You may bring only one immediate family member as a guest. All immediate family member guests must be 21 years of age or older. A duly appointed proxy for a shareholder will not be allowed to bring a guest to the meeting.
■	All shareholders (or duly appointed proxies for shareholders, including corporate or institutional shareholders) must provide proof of share ownership.
■	Once we receive your request with proof of share ownership, we will mail to you information that you will need regarding the 2019 Annual Meeting, including credentials that you will be required to bring with you in order to facilitate your entry to the 2019 Annual Meeting.

Please return this form, along with your proof of ownership using one of the following methods:
By email To ASMAttendanceRequests@altria.com	By fax To 1-800-352-6172 (from within the United States) or 1-919-697-4949 (from outside the United States)	By mail To Altria Group, Inc., Corporate Secretary, 6601 West Broad Street, Richmond, Virginia 23230

All attendance requests should be received by Altria Group, Inc. no later than May 10, 2019.

To avoid delay, please return this form by e-mail or facsimile.

Please contact Altria Group, Inc. Shareholder Services at 804-484-8838 in advance should you require special assistance on the day of the meeting or with other questions.

Altria

Our Mission

In pursuing our Mission, our family of companies will:

Invest in People
Grow our leadership advantage through our people, our culture and our business partners.

Drive Positive Change
Help solve societal issues important to our business, stakeholders and communities.

Deliver Superior Products and Brands
Offer our consumers enjoyable product choices, including reduced harm products.

Create Substantial Value
Generate sustainable growth and long-term value for our shareholders.

Our Values

Integrity, Trust and Respect

Passion to Succeed

Executing with Quality

Driving Creativity into Everything We Do

Sharing with Others

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 15, 2019.

Vote by Internet
●Go to www.envisionreports.com/altria
●Or scan the QR Code that appears to the right with your mobile device
●Follow the steps outlined on the secure website
Vote by telephone
●Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683). There is NO CHARGE to you for the call.
●Outside USA, US territories & Canada, call 1-781-575-2300. Standard rates apply.
●Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. ▼

This proxy, when properly executed, will be voted as specified. If no specification is made, this proxy will be voted FOR the election of each of the listed nominees, FOR the ratification of the selection of independent registered public accounting firm, FOR the non-binding advisory vote to approve the compensation of Altria’s named executive officers, and AGAINST each of the shareholder proposals.

A	Election of Directors (see below): The Board of Directors recommends a vote FOR each of the listed nominees.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John T. Casteen III	☐	☐	☐	05 - W. Leo Kiely III	☐	☐	☐	09 - Nabil Y. Sakkab	☐	☐	☐
02 - Dinyar S. Devitre	☐	☐	☐	06 - Kathryn B. McQuade	☐	☐	☐	10 - Virginia E. Shanks	☐	☐	☐
03 - Thomas F. Farrell II	☐	☐	☐	07 - George Muñoz	☐	☐	☐	11 - Howard A. Willard III	☐	☐	☐
04 - Debra J. Kelly-Ennis	☐	☐	☐	08 - Mark E. Newman	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3.	The Board of Directors recommends a vote AGAINST Proposals 4 and 5.
		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Selection of Independent Registered Public Accounting Firm	☐	☐	☐	4.	Shareholder Proposal - Reducing and Disclosing Nicotine Levels in Cigarette Brands	☐	☐	☐

3.	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	☐	☐	☐	5.	Shareholder Proposal - Disclosure of Lobbying Policies and Practices	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

ALTRIA GROUP, INC.
2019 ANNUAL MEETING OF
SHAREHOLDERS
Thursday, May 16, 2019
9:00 A.M. Eastern Time
The Greater Richmond Convention Center
403 North 3rd Street
Richmond, VA 23219

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to Question 17.

It is important that your shares are represented at the Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to vote your shares over the Internet OR the telephone in accordance with the instructions provided on the reverse side OR by completing and mailing this proxy card.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare-na.com/green.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. ▼

Altria Group, Inc.
Proxy Solicited on Behalf of the Board of Directors
Annual Meeting May 16, 2019

Howard A. Willard III and Murray R. Garnick, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of common stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Greater Richmond Convention Center, May 16, 2019, at 9:00 a.m., Eastern Time, and at all adjournments or postponements thereof.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 13, 2019, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless applicable law requires otherwise.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

C	Authorized Signatures — Date and Sign Below.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.